                        ASSET PURCHASE AND SALE AGREEMENT

                                 By and Between

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       and

                        SUNAMERICA LIFE INSURANCE COMPANY

                             Dated November 29, 1996

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                                TABLE OF CONTENTS

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ARTICLE 1 - PURCHASE AND SALE OF ASSETS; CLOSING................................................................  2
         1.1.      Closing......................................................................................  2
         1.2.      Transfer of Assets...........................................................................  3
         1.3.      Ceding Commission; Payment...................................................................  5
         1.4.      Closing Deliveries...........................................................................  9
         1.5.      Additional Closing Deliveries................................................................ 12
         1.6.      Post Closing Adjustments..................................................................... 12

ARTICLE 2 - ASSUMPTION OF LIABILITIES AND OBLIGATIONS........................................................... 15
         2.1.      Assumption of Seller Liabilities............................................................. 15
         2.2.      Guaranty Fund Assessments.................................................................... 15

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER............................................................ 18
         3.1.      Organization, Standing and Authority of Seller............................................... 18
         3.2.      Authorization................................................................................ 18
         3.3.      Actions and Proceedings...................................................................... 19
         3.4.      No Conflict or Violation..................................................................... 19
         3.5.      Consents and Approvals....................................................................... 20
         3.6.      Brokerage and Financial Advisers............................................................. 21
         3.7.      Compliance With Laws......................................................................... 21
         3.8.      Annuity Contracts............................................................................ 21
         3.9.      Permits, Licenses and Franchises............................................................. 24
         3.10.     Regulatory Filings........................................................................... 25
         3.11.     Reinsurance.................................................................................. 26
         3.12.     Absence of Certain Changes or Events......................................................... 26
         3.13.     Assigned Contracts........................................................................... 28
         3.14.     Intellectual Property........................................................................ 29
         3.15.     Purchased Assets............................................................................. 29
         3.16.     Statutory Financial Statements............................................................... 30
         3.17.     Reserves..................................................................................... 31
         3.18.     Threats of Cancellation...................................................................... 32
         3.19.     Credited Rates............................................................................... 33
         3.20.     Related Agreements........................................................................... 33
         3.21.     Third Party Administration Agreements........................................................ 33
         3.22.     Mortgage Loans............................................................................... 34
         3.23.     No Waiver of Defenses........................................................................ 40
         3.24.     Agent Balances............................................................................... 41
         3.25.     GAAP Financial Statements.................................................................... 41
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ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................................... 42
         4.1.      Organization and Standing.................................................................... 42
         4.2.      Authorization................................................................................ 42
         4.3.      Actions and Proceedings...................................................................... 43
         4.4.      No Conflict or Violation..................................................................... 43
         4.5.      Consents and Approvals....................................................................... 44
         4.6.      Brokerage and Financial Advisers............................................................. 44
         4.7.      GAAP Financial Statements.................................................................... 45
         4.8.      Statutory Financial Statements............................................................... 45
         4.9.      Rating....................................................................................... 46

ARTICLE 5 - PRE-CLOSING COVENANTS............................................................................... 47
         5.1.      Conduct of Business.......................................................................... 47
         5.2.      Certain Transactions......................................................................... 50
         5.3.      Investigations............................................................................... 50
         5.4.      HSR Act Filings.............................................................................. 51
         5.5.      Consents and Reasonable Efforts.............................................................. 51
         5.6.      Representations and Warranties............................................................... 52
         5.7.      Computer Software and Other Intellectual Property............................................ 53
         5.8.      Financial Statements and Reports............................................................. 53
         5.9.      Termination of Certain Reinsurance Arrangements.............................................. 54
         5.10.     Woodland Hills Option........................................................................ 54
         5.11.     Oxford Put................................................................................... 54
         5.12.     Marketing Agreement.......................................................................... 55

ARTICLE 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER
              TO CLOSE.......................................................................................... 55

ARTICLE 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER
              TO CLOSE.......................................................................................... 58

ARTICLE 8 - POST-CLOSING COVENANTS.............................................................................. 61
         8.1.      Continued Access and Cooperation............................................................. 61
         8.2.      Further Assurances........................................................................... 63
         8.3.      Expenses..................................................................................... 63
         8.4.      Employee Plans............................................................................... 64
         8.5.      Non-Discriminatory Treatment of Policyholders................................................ 65
         8.6.      Repayment of Agent Balances.................................................................. 65
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         8.7.      No Inducement to Replace; Non-Twisting; Non-Churning;
                    Non-Competition............................................................................. 66
         8.8.      Preferred Stock Divided Repayment............................................................ 70
         8.9.      Policyholder Consents........................................................................ 70
         8.10.     Current Report on Form 8-K................................................................... 71

ARTICLE 9 - TERMINATION; SURVIVAL............................................................................... 71
         9.1.      Termination of Agreement..................................................................... 71
         9.2.      Effect of Termination........................................................................ 73

ARTICLE 10 - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION....................................................... 73
         10.1.     Survival of Representations.................................................................. 73
         10.2.     Indemnification by Purchaser................................................................. 74
         10.3.     Indemnification by Seller.................................................................... 76
         10.4.     Indemnification Procedure.................................................................... 78

ARTICLE 11 - PUBLICITY AND CONFIDENTIALITY...................................................................... 82
         11.1.     Publicity.................................................................................... 82
         11.2.     Confidentiality.............................................................................. 83

ARTICLE 12 - MISCELLANEOUS...................................................................................... 84
         12.1.     Notices...................................................................................... 84
         12.2.     Entire Agreement............................................................................. 86
         12.3.     Amendments................................................................................... 87
         12.4.     Waivers...................................................................................... 88
         12.5.     Governing Law................................................................................ 88
         12.6.     Binding Effect; Assignment; Third Party Beneficiaries........................................ 89
         12.7.     Severability................................................................................. 89
         12.8.     Headings..................................................................................... 90
         12.9.     Counterparts................................................................................. 90
         12.10.    Arbitration.................................................................................. 90

SIGNATURES ..................................................................................................... 92
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                                TABLE OF CONTENTS

                                    (cont'd)

                                                                     PAGE


ANNEX A - Definitions

EXHIBITS -

         A  -      Indemnity Reinsurance Agreement
         B  -      Assumption Reinsurance Agreement
         C  -      Trust Agreement
         D  -      Transition Services Agreement
         E  -      Administrative Services Agreement
         F  -      Assignment and Assumption Agreement
         G  -      License Agreement
         H  -      Bill of Sale
         I  -      Opinion of Seller's Counsel
         J  -      Opinion of Purchaser's Counsel
         K  -      Loan Documentation
         L  -      Terms of Marketing Agreement




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                                TABLE OF CONTENTS

SCHEDULES -

                   1.2(a)(i)         -   Closing Date Portfolio Securities
                   1.2(a)(ii)        -   Policy Loans
                   1.2(a)(iii)       -   Additional Assets
                   1.2(d)(i)         -   Assigned Contracts
                   1.2(d)(ii)        -   Licensing Restrictions
                   3.3               -   Actions and Proceedings
                   3.4               -   Certain Matters
                   3.5               -   Consents and Approvals
                   3.7               -   Compliance
                   3.8(a)            -   Annuity Contract Forms
                   3.8(b)            -   Annuity Contracts
                   3.8(c)            -   Certain Commission Contracts
                   3.8(e)            -   Contested Benefits
                   3.8(h)            -   Known Agent Violations
                   3.9(a)            -   Licensed Jurisdictions
                   3.9(b)            -   Permit Exceptions
                   3.10              -   Regulatory Filings
                   3.11              -   Reinsurance Agreements
                   3.12              -   Certain Changes or Events
                   3.13              -   Other Necessary Contracts
                   3.14              -   Intellectual Property
                   3.17(a)           -   Reserve Liabilities
                   3.17(b)           -   Reserve Exceptions
                   3.18              -   Threats of Cancellation
                   3.20              -   Related Agreements
                   3.21              -   Third Party Administration Agreements
                   3.22(a)           -   Mortgage Loans
                   3.22(b)           -   Participations
                   3.22(d)           -   Waivers, Amendments & Releases
                   3.22(f)           -   Missing Original Notes
                   3.22(l)           -   Tax Delinquencies
                   3.24              -   Agent Balances
                   4.3               -   Purchaser's Litigation
                   4.4               -   Purchaser's Certain Matters
                   4.5               -   Purchaser's Consents and Approvals
                   Excluded Transactions


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                        ASSET PURCHASE AND SALE AGREEMENT

         ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") dated November 29, 1996 by and between John Alden Life Insurance Company, a Minnesota corporation ("Seller"), and SunAmerica Life Insurance Company, an Arizona corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged, among other businesses, in the business of selling and administering annuity policies and related activities in the United States other than in the State of New York (the "Annuity Business");

         WHEREAS, John Alden Life Insurance Company of New York, a New York corporation ("JANY"), is engaged in the business of selling and administering annuity, life and health related insurance policies and related activities solely in the State of New York;

         WHEREAS, Seller owns or holds certain assets used or held for use in the Annuity Business and owns all of the outstanding capital stock of JANY (the "JANY Stock"); and

         WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, certain of the assets of Seller used in the conduct of the Annuity Business pursuant to the terms and conditions set forth in this Agreement and the JANY Stock pursuant to the terms and conditions set forth in a Stock Purchase and Sale Agreement between Seller and Purchaser dated concurrently herewith (the "JANY Stock Purchase Agreement").

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, Seller and Purchaser (collectively, the "Parties" and, sometimes individually, a "Party"), intending to be legally bound, hereby agree as follows.

         The capitalized terms used in this Agreement and not defined herein shall have the meanings specified in Annex A attached hereto. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

                                    ARTICLE 1

                      PURCHASE AND SALE OF ASSETS; CLOSING

         Section 1.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. local time at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, or such other time and place as Purchaser and Seller may mutually agree in writing, on the last business day of the month in which the satisfaction of all conditions set forth in Articles 6 and 7 hereof concerning the Parties' respective obligations to consummate the transactions contemplated herein occurs or such other date as Seller and Purchaser may mutually agree in writing (the "Closing Date") and, subject to completion, shall be deemed to have been consummated and become effective for all purposes as of 11:59 p.m. on the Closing Date.

         Section 1.2. Transfer of Assets.



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                  (a) Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser as a reinsurance premium, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in and to the following assets, with such changes therein, additions thereto and deletions therefrom as may occur from the date hereof through the Closing as permitted or required pursuant to the terms hereof or otherwise agreed to by the Parties in writing (collectively, the "Reinsurance Premium"):

                            (i) the Closing Date Portfolio Securities, including
                  the Accrued and Unpaid Investment Income thereon and all documentation related thereto.

                            (ii) all of Seller's right and interest to receive
                  principal and interest paid on policy loans under the Annuity Contracts (with the exception of any policy loans listed in Schedule 1.2(a)(iii)) (the "Policy Loans") outstanding after the Closing Date. The Policy Loans outstanding as of September 21, 1996 are listed on Schedule 1.2(a)(ii) attached hereto. An estimate of all Policy Loans outstanding on the Closing Ledger Date will be set forth in an updated Schedule 1.2(a)(ii) to be delivered by Seller to Purchaser at the Closing. Schedule 1.2(a)(ii) includes with respect to each Policy Loan outstanding on September 21, 1996, and will include with respect to each Policy Loan set forth on the updated Schedule 1.2(a)(ii) to be delivered on the Closing Date, the policy number, balance and form and contract number.

                            (iii) those additional assets listed on Schedule
                  1.2(a)(iii) attached hereto.



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                            (iv) cash in the amounts required to be paid
                  pursuant to Sections 1.2(c) hereof, with respect to Rejected Mortgages, and 1.3(d)(i) hereof, with respect to excess Reserve Liabilities.

                  (b) On the Closing Date, delivery of the Closing Date Portfolio Securities shall be made by transfer to the trust account (the "Trust") established pursuant to the Trust Agreement. The cash portion of the Reinsurance Premium shall be transferred to the Trust by wire transfer of immediately available funds. Securities, cash equivalents, mortgage loans and other assets included among the Closing Date Portfolio Securities shall be transferred by such instruments of transfer as are acceptable to the Trustee and reasonably acceptable to Purchaser. The gross amount of the cash payment wired by Seller shall be reduced by an amount equal to one day's interest on such gross amount at an interest rate equal to the three month LIBOR rate in effect on the Business Day preceding the Closing Date plus 25 basis points.

                  (c) Notwithstanding anything contained in this Section 1.2 to the contrary, Purchaser shall have the right not to purchase up to $50,000,000 Book Value of (i) mortgages or (ii) mortgage related private placements which comprise a portion of the October 21 Portfolio Securities (the "Rejected Mortgages"), and such Rejected Mortgages shall not be sold, assigned, transferred, conveyed or delivered to Purchaser hereunder; provided, however, that upon written notice by Purchaser to Seller delivered not less than 10 days prior to the Closing specifying such Rejected Mortgages, Seller shall deliver cash to the Trust, as part of the Reinsurance Premium, in an amount equal to the Book Value of the Rejected Mortgages.

                  (d) At the Closing, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall accept from Seller, the following:



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                            (i) Seller's rights including all claims arising
                  under the contracts and license agreements listed on Schedule 1.2(d)(i) attached hereto (the "Assigned Contracts"); and

                            (ii) originals or copies of all customer lists,
                  policy information, Seller's Annuity Contract forms and rating plans, disclosure and other documents and filings required under applicable Laws, and all claim, sales, underwriting, financial, accounting, tax, business, marketing and compliance records in the possession or control of Seller ("control" for the purposes of this Section 1.2(d)(ii) being defined as the ability to cause delivery to Seller) and relating to the Annuity Business, including, without limitation, any database, magnetic or optical media (to the extent not subject to the licensing restrictions listed on Schedule 1.2(d)(ii) attached hereto) and any other form of recorded, computer generated or stored information or process, but excluding any such records that both (A) are, and would upon transfer cease to be, subject to the attorney-client privilege and (B) do not relate to the Purchased Assets or Assumed Liabilities (collectively, the "Books and Records").

                  (e) Seller and Purchaser agree that for tax purposes, the fair market value of the Closing Date Portfolio Securities shall be the GAAP book values used by Purchaser to reflect the Closing Date Portfolio Securities on its Financial Statements on the Closing Date.

         Section 1.3. Ceding Commission; Payment.

                  (a) In consideration for the sale, assignment, transfer, conveyance and delivery of the Reinsurance Premium to Purchaser by Seller in accordance with and upon the terms and conditions set forth in this Agreement, on the Closing Date Purchaser shall pay to Seller One Hundred Eight Million Fifty Thousand Dollars ($108,050,000) in cash, subject to adjustment as provided in Section 1.3(c) below (the "Closing Date Ceding Commission"). Purchaser shall pay the Closing Date Ceding Commission to Seller on the Closing Date by wire transfer of immediately available funds to such bank account as Seller shall designate to Purchaser in writing at least three Business Days prior to the Closing Date. Payment of the Closing Date Ceding Commission shall be accompanied by (i) an amount in cash equal to the Accrued and Unpaid Investment Income as set forth on the Estimated Closing Date Statement and (ii) any payments required to be made as a reduction in the Reinsurance Premium pursuant to Section 1.3(d)(ii) hereof. The gross amount of the cash payment wired to Seller pursuant to this Section 1.3(a) shall be reduced by an amount equal to one day's interest on such gross amount at an interest rate equal to the three month LIBOR rate in effect on the Business Day preceding the Closing Date plus 25 basis points.

                  (b) On the Closing Date, Seller shall deliver to the Purchaser a statement (the "Estimated Closing Date Statement") of Seller's good faith estimate as of the Closing Date unless otherwise noted below of (i) all Reserve Liabilities (ii) the Policy Loan Balance, (iii) the Book Value of all Closing Date Portfolio Securities, (iv) all JANY Reserve Liabilities (as defined in the JANY Stock Purchase Agreement), (v) the Accrued and Unpaid Investment Income,
(vi) the gross amount on a tax lot by tax lot basis of any realized capital gain ("Capital Gain") or capital loss ("Capital Loss") on the disposition of any June 21 Portfolio Securities between June 21, 1996 and the Closing Date, (vii) the Adjusted Capital and Surplus of JANY and (viii) the amount of cash flows applicable to the Combined Reserve Liabilities from the



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



Closing Ledger Date through Closing Date (the "Net Cash Flows"). The Estimated Closing Date Statement shall be prepared in a manner consistent with the calculation of such items as of June 21, 1996. Such calculations are reflected in Schedules 1.2(a)(i) (Closing Date Portfolio Securities), 1.2(a)(ii) (Policy Loans) and 3.17 (Reserve Liabilities) attached hereto and have been prepared in accordance with SAP.

                  (c) The Closing Date Ceding Commission shall be adjusted as follows (using the calculations set forth on the Estimated Closing Date Statement for this purpose):

                            (i) To the extent Combined Reserve Liabilities as
                  set forth on the Estimated Closing Date Statement, as adjusted below, are less than $5,013,914,419 ("Expected Reserves"), the Closing Date Ceding Commission shall be reduced by an amount equal to (i) (A) the amount by which the Expected Reserves exceed the Combined Reserve Liabilities divided by (B) the Expected Reserves multiplied by (ii) the difference between $240,000,000 and the Adjusted Capital and Surplus of JANY. For purposes of this Section 1.3(c)(i), Combined Reserve Liabilities shall be adjusted for the Net Cash Flows applicable to the Combined Reserves not included in such reserves from the Closing Ledger Date through the Closing Date.

                            (ii) The Closing Date Ceding Commission will be
                  adjusted by interest at a rate of 2% per annum on the net cash flows applicable to the Combined Reserves not included in such reserves from the Closing Ledger Date through the Closing Date.



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



                            (iii) The Closing Date Ceding Commission shall be
                  (A) reduced by any Capital Gains realized with respect to the June 21 Portfolio Securities between June 21, 1996 and the Closing Date and (B) increased by any Capital Losses realized with respect to the June 21 Portfolio Securities between June 21, 1996 and the Closing Date. For purposes of this Section 1.3(c)(iii), Capital Gains and Capital Losses shall be deemed to include, without limitation, any gain or loss resulting from any sale, pre-payment, maturity or similar event affecting a June 21 Portfolio Security, but shall be deemed to exclude Capital Gains or Capital Losses with respect to Excluded Transactions.

                  (d) As of the Closing Date, the Reinsurance Premium shall be adjusted as follows (using the calculations set forth on the Estimated Closing Date Statement):

                            (i) To the extent Reserve Liabilities exceed the sum
                  of (A) the Book Value of the Closing Date Portfolio Securities, (B) any cash deposited in the Trust pursuant to
                  Section 1.2(c) hereof and (C) the Policy Loan Balance, Seller shall deliver to Purchaser at Closing by transfer to the Trust cash equal to such deficiency. The amount of any such cash payment shall be made by wire transfer of immediately available funds, and the gross amount thereof shall be reduced by an amount equal to one day's interest on such gross amount at an interest rate equal to the three month LIBOR rate in effect on the Business Day preceding the Closing Date plus 25 basis points.

                            (ii) To the extent the sum of (A) the Book Value of
                  the Closing Date Portfolio Securities, (B) any cash deposited pursuant to Section 1.2(c) hereof and

                  (C) the Policy Loan Balance exceeds Reserve Liabilities, Purchaser shall deliver to Seller cash equal to said excess.

         Section 1.4. Closing Deliveries.

                  (a) At the Closing, Seller shall execute and deliver or cause to be executed and delivered to Purchaser the following:

                            (i) the Indemnity Reinsurance Agreement between
                  Seller and Purchaser substantially in the form of Exhibit A attached hereto (the "Indemnity Reinsurance Agreement");

                            (ii) the Assumption Reinsurance Agreement between
                  Seller and Purchaser substantially in the form of Exhibit B attached hereto (the "Assumption Reinsurance Agreement");

                            (iii) the Trust Agreement among Seller, Purchaser
                  and Bankers Trust Company of California, N.A., in its capacity as trustee thereunder (the "Trustee"), substantially in the form of Exhibit C attached hereto (the "Trust Agreement");

                            (iv) the Transition Services Agreement between
                  Seller and Purchaser substantially in the form of Exhibit D attached hereto (the "Transition Services Agreement");

                            (v) the Administrative Services Agreement between
                  Seller and Purchaser substantially in the form of Exhibit E attached hereto (the "Administrative Services Agreement");



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



                            (vi) the Assignment and Assumption Agreement between
                  Seller and Purchaser substantially in the form of Exhibit F attached hereto (the "Assignment and Assumption Agreement");

                            (vii) the License Agreement between Seller and
                  Purchaser substantially in the form of Exhibit G attached hereto (the "License Agreement");

                            (viii) the Bill of Sale between Seller and Purchaser
                  substantially in the form of Exhibit H attached hereto (the "Bill of Sale");

                            (ix) the opinion of counsel to Seller, substantially
                  in the form of Exhibit I attached hereto ("Seller's Opinion");

                            (x) the Reinsurance Premium pursuant to Section 1.2
                  hereof;

                            (xi) the Assigned Contracts;

                            (xii) the Books and Records;

                            (xiii) a certificate of an executive officer of
                  Seller, dated the Closing Date, representing and warranting to the effect that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Article 6 of this Agreement have been satisfied;

                            (xiv) written consents to assignments, where
                  necessary, from all applicable parties relating to the Third Party Administration Agreements; and

                            (xv) such other documents as may be necessary or
                  advisable in Purchaser's reasonable judgment to vest in Purchaser all of Seller's rights, title and interest in and to the (i) assets transferred as the Reinsurance Premium, (ii) the Assigned Contracts and (iii) the Books and Records (clauses (i), (ii) and (iii), collectively the "Purchased Assets") and the Assumed Liabilities.

The Indemnity Reinsurance Agreement, the Assumption Reinsurance Agreement, the Transition Services Agreement, the Administrative Services Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Trust Agreement and the License Agreement are referred to collectively herein as the "Ancillary Agreements."

                  (b) At the Closing, Purchaser shall execute and deliver or cause to be executed and delivered to Seller the following:

                            (i) the Indemnity Reinsurance Agreement;

                            (ii) the Assumption Reinsurance Agreement;

                            (iii) the Trust Agreement;

                            (iv) the Transition Services Agreement;

                            (v) the Administrative Services Agreement;

                            (vi) the Assignment and Assumption Agreement;

                            (vii) the License Agreement;

                            (viii) the opinion of counsel to Purchaser,
                  substantially in the form of Exhibit J hereto ("Purchaser's Opinion");

                            (ix) a certificate of an executive officer of
                  Purchaser, dated the Closing Date, representing and warranting to the effect that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Article 7 of this Agreement have been satisfied;



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



                            (x) such other documents as may be necessary or
                  advisable in Seller's reasonable judgment to consummate the transactions contemplated hereby; and

                            (xi) the Closing Date Ceding Commission.

         Section 1.5. Additional Closing Deliveries. In addition to the transactions and deliveries contemplated above, at the Closing each of the agreements between or among JANY and Seller or any Affiliates of Seller will be terminated (other than the Transition Services Agreement to be entered into pursuant to the JANY Stock Purchase Agreement).


         Section 1.6. Post Closing Adjustments.

                  (a) No later than 60 days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the "Final Closing Date Statement") that sets forth the actual financial data as of the Closing Date required to be estimated in the Estimated Closing Date Statement. The Final Closing Date Statement shall be prepared in a manner consistent with the Estimated Closing Date Statement and shall be accompanied by a copy of all documents used in the preparation thereof. The Final Closing Date Statement and the calculations and information set forth therein shall be reviewed and certified by a Fellow of the Society of Actuaries who is also a Member of the American Academy of Actuaries (an FSA and MAAA) familiar with the business of Seller and in particular the Annuity Business. The Final Closing Date Statement shall be binding on Purchaser unless Purchaser delivers to Seller within 60 days after its receipt of the Final Closing Date Statement from Seller written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement.

                  (b) If Purchaser and Seller are unable to resolve any disagreement with respect to the Final Closing Date Statement within 30 days after Seller receives a timely notice of disagreement, the items of disagreement alone shall be referred for final determination to the U.S. national office of Price Waterhouse or, if such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the Parties shall mutually designate. The firm making such determination is referred to herein as the "Independent Party." The Final Closing Date Statement shall be deemed to be binding on Purchaser and Seller upon the earlier to occur of (i) Purchaser's failure to deliver to Seller a notice of disagreement within 30 days after its receipt of the Final Closing Date Statement prepared by Seller, (ii) resolution of any disagreement by mutual agreement of the Parties after a timely notice of disagreement has been delivered to Seller or (iii) notification by the Independent Party of its final determination of the items of disagreement submitted to it. The fees and disbursements of the Independent Party shall be borne equally, one-half by Purchaser and one-half by Seller.

                  (c) The Closing Date Ceding Commission, including the adjustments set forth in Section 1.3(c) hereof, shall be recalculated based on the actual financial information set forth in the Final Closing Date Statement, which will establish the "Final Ceding Commission." If the Final Ceding Commission is greater than the Closing Date Ceding Commission, Purchaser will pay to Seller an amount equal to the difference between the Final Ceding Commission and the Closing Date Ceding Commission. If the Final Ceding Commission is less than the Closing Date Ceding Commission, Seller shall pay to Purchaser an amount equal to the difference between the Final Ceding Commission and the Closing Date Ceding Commission.

                  (d) A Reinsurance Premium adjustment shall be made as follows using the calculations set forth on the Final Closing Date Statement):

                            (i) If the Final Closing Net Assets are less than
                  the amount of the Reserve Liabilities, Seller shall deliver cash to the Trustee in an amount equal to such difference for deposit in the Trust.

                            (ii) If the Final Closing Net Assets are greater
                  than the amount of the Reserve Liabilities, Purchaser and Seller shall cause the Trustee to pay cash to Seller in an amount equal to such excess, as contemplated by the Trust Agreement.

                  (e) An adjustment with respect to the Accrued but Unpaid Investment Income will be made as follows (using the calculations set forth on the Final Closing Date Statement):

                            (i) If the Accrued but Unpaid Investment Income is
                  greater than Accrued but Unpaid Investment Income set forth on the Estimated Closing Date Statement, Purchaser shall pay cash to Seller in an amount equal to such excess.

                            (ii) If the Accrued but Unpaid Investment Income is
                  less than Accrued but Unpaid Investment Income set forth on the Estimated Closing Date Statement, Seller shall pay cash to Purchaser in an amount equal to such difference.

                  (f) All amounts paid under this Section 1.6 shall be paid in cash in immediately available funds within 10 days after receipt by Purchaser of a binding Final Closing Date Statement with interest calculated at a rate equal to the three month LIBOR rate plus 25 basis points on the amount due from the Closing Date through but not including the date on which such amount is actually paid.

                                    ARTICLE 2

                    ASSUMPTION OF LIABILITIES AND OBLIGATIONS

         Section 2.1. Assumption of Seller Liabilities. On the Closing Date, Purchaser shall assume (a) pursuant to the Indemnity Reinsurance Agreement, as between Seller and Purchaser, any and all Insurance Liabilities and Other Liabilities of Seller arising out of or with respect to each Annuity Contract pending its Novation (as contemplated by Section 2.4 of the Assumption Reinsurance Agreement); (b) pursuant to the Assumption Reinsurance Agreement, any and all Insurance Liabilities and Other Liabilities of Seller arising out of or with respect to each Annuity Contract from and after its Novation (as contemplated by Section 2.4 of the Assumption Reinsurance Agreement); and (c) pursuant to the Assignment and Assumption Agreement, all contractual liabilities and obligations of Seller relating to the period after the Closing Date under the Assigned Contracts. The liabilities referred to in the preceding clauses (a) through (c) are herein referred to as the "Assumed Liabilities." Purchaser is not assuming any liabilities or obligations of any nature whatsoever, fixed or contingent, known or unknown, other than the Assumed Liabilities.

         Section 2.2. Guaranty Fund Assessments.

                  (a) Purchaser shall pay or reimburse Seller for 100% of all guaranty fund assessments (or any other assessment of a state entity formed to protect policyholders against failure of an insurer to perform its contractual obligations due to impairment or insolvency, including but not limited to assessments of the Colorado Life and Health Insurance Protection Association and the Wisconsin Insurance Security Fund) ("Guaranty Fund Assessments") payable by Seller and included in Other Liabilities.

                  (b) On or before the Closing Date, Seller shall deliver to Purchaser a report of annuity premiums written by state as reported to the National Organization of Life & Health Guaranty Associates ("NOLHGA") for 1993, 1994 and 1995. Seller shall deliver to Purchaser copies of reports for 1996 and each subsequent year when filed with NOLHGA until Purchaser determines that it no longer needs such reports. With respect to each report of premiums, Seller shall prepare a schedule allocating premiums between the Annuity Contracts and other annuities issued by Seller on a state-by-state basis for the time period covered by the report of premiums and Seller shall deliver same to Purchaser (prior to the Closing Date, with respect to the reports for 1993, 1994 and 1995). Seller shall deliver to Purchaser a copy of any notice (including but not limited to a notice of assessment) that Seller receives relating to any insolvency which occurs on or after the Closing Date.

                  (c) With respect to each notice of assessment by the fund of a state delivered to Purchaser by Seller, Seller shall prepare a schedule showing the allocation of such assessment between the Seller and the Purchaser. Subject to Section 2.2(d) below, Purchaser shall pay its share of such assessment within 30 days after its receipt of the notice of assessment and the schedules contemplated by this paragraph.

                  (d) Each notice and schedule delivered to Purchaser pursuant to Section 2.2(c) hereof shall be binding on Purchaser unless Purchaser notifies Seller of any disagreement, specifying in reasonable detail the nature and extent of the disagreement. If Purchaser and Seller are unable to resolve any disagreement with respect to any assessment within 30 days after Seller receives a timely notice of disagreement, the items of disagreement alone shall be referred for final determination to the U.S. national office of Price Waterhouse or, if such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the Parties shall mutually designate. The firm making such determination is referred to herein as the "Independent Party." Each assessment shall be deemed to be binding on Purchaser and Seller upon the earlier to occur of (i) Purchaser's failure to deliver to Seller a notice of disagreement within 30 days after its receipt of the assessment and related schedules prepared by Seller,
(ii) resolution of any disagreement by mutual agreement of the Parties after a timely notice of disagreement has been delivered to Seller or (iii) notification by the Independent Party of its final determination of the items of disagreement submitted to it. The fees and disbursements of the Independent Party shall be borne equally, one-half by Purchaser and one-half by Seller.

                  (e) Except as provided in Section 3.4 of the Indemnity Reinsurance Agreement, to the extent Seller realizes a credit against any premium tax payable by it as a result of any Guaranty Fund Assessment paid by Purchaser pursuant to this Section 2.2, it shall pay to Purchaser an amount equal to such credit within 30 days after the date for filing of the annual premium tax return for such state. For purposes of this Section 2.2, Seller will be deemed to realize a credit for Guaranty Fund Assessments paid by Purchaser pursuant to this Section 2.2 if and when the premium tax payable by Seller calculated without giving effect to available credits for Guaranty Fund Assessments paid by Purchaser pursuant to this Section 2.2 (but applying all other credits and debits available to Seller in such manner as Seller elects in its sole discretion, except that guaranty fund credits atttributable to Guaranty Fund Assessments paid by Purchaser will be deemed utilized first against premium taxes paid by Purchaser under Section 3.4 of the Indemnity Reinsurance Agreement) is greater than the premium tax payable by Seller giving effect to such credit, and the amount of such credit realized shall be deemed to equal such difference; provided, however, that in the event of a merger, only Seller credits shall be taken into account. Purchaser's right to the benefit of any credit shall be determined first under Section 3.5 of the Indemnity Reinsurance Agreement and then under this Section 2.2.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         Section 3.1. Organization, Standing and Authority of Seller. Seller is a corporation duly organized as a capital stock life and health insurance company, validly existing and in good standing under the Laws of the State of Minnesota. Seller has all corporate power and authority necessary or required by Law to engage in the conduct of the Annuity Business as currently conducted by it.

         Section 3.2. Authorization. Seller has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. Seller is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the Laws thereof, including, without limitation in each jurisdiction in which Annuity Contracts have been issued, except where the failure to so qualify, be admitted or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by Seller of its obligations under such agreements, have been duly authorized by all necessary corporate and shareholder actions on the part of Seller. This Agreement and each of the Ancillary Agreements executed by Seller, when executed by all of the parties thereto, will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 3.3. Actions and Proceedings. Except as disclosed on Schedule
3.3 attached hereto, (a) there are no outstanding Orders by or with any court, arbitrator or Governmental Entity before which Seller or any of its material Affiliates is or was a party that, (i) relate to the Annuity Business or the Purchased Assets or (ii) individually or in the aggregate, have a Material Adverse Effect and (b) there are no Actions pending or, to the knowledge of Seller, threatened against Seller or any of its material Affiliates (i) related to the Annuity Business or to which any of the Purchased Assets is subject that seeks monetary damages in excess of $100,000 individually or $500,000 in the aggregate or seeks an unspecified amount of damages, (ii) that seeks injunctive or similar relief or (iii) which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.4. No Conflict or Violation. Except as disclosed on Schedule
3.4 attached hereto, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party in accordance with the respective terms and conditions hereof and thereof do not and will not (a) violate any provision of the charter or by-laws of Seller, as amended to date,
(b) violate, constitute a default under or result in the breach, cancellation or termination of, accelerate the performance required under, or result in the creation of any lien, claim, restriction, charge or encumbrance or other defect of title ("Liens") upon any of the assets of Seller or any of the Purchased Assets pursuant to, any mortgage, deed of trust, guaranty, note, indenture, bond, lease, agreement or other instrument to which Seller is a party or by or to which it or any of such assets or the Purchased Assets may be bound, (c) violate any Order of any court, arbitrator or Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any court, arbitrator or Governmental Entity binding upon Seller, such assets or any of the Purchased Assets, (d) violate any Law or (e) result in the breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any license, permit, order, approval, registration, authorization, qualification or filing with or under any Law or Governmental Entity (collectively, "Permits") related to the Annuity Business, except for Liens, violations, breaches or defaults with respect to assets of Seller other than the Purchased Assets that, individually or in the aggregate, do not have a Material Adverse Effect.

         Section 3.5. Consents and Approvals. Except as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations thereunder (the "HSR Act") or as set forth on Schedule 3.5 attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, Governmental Entities of competent jurisdiction) by Seller in order (a) for this Agreement, each of the Ancillary Agreements and each of the Assigned Contracts to which Seller will be a party to constitute a valid and binding obligation of Seller,
(b) to authorize or permit the consummation of the transactions contemplated hereby by Seller or (c) to prevent the termination of any material right, privilege, franchise, Permit or agreement related to the Annuity Business or to prevent any material loss related to the Annuity Business.

         Section 3.6. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Seller in connection with this Agreement or the transactions contemplated hereby, except CS First Boston, whose fees for services rendered in connection with such transactions will be paid by Seller.

         Section 3.7. Compliance With Laws. Except as disclosed in Schedule 3.7 attached hereto, Seller is not in material violation of any Law or any Order of any court, arbitrator or Governmental Entity pertaining to the Annuity Business.

         Section 3.8. Annuity Contracts. The forms of all policies and endorsements utilized for all Annuity Contracts in effect on the date of this Agreement are listed and described on Schedule 3.8(a) attached hereto. All Annuity Contracts in effect on October 21, 1996 are listed and described on
Schedule 3.8(b) attached hereto. All Annuity Contracts in effect on the Closing Ledger Date will be set forth in an updated Schedule 3.8(b) delivered to Purchaser at the Closing. Schedule 3.8(b) includes with respect to each Annuity Contract in effect on October 21, 1996 and will include with respect to each Annuity Contract in effect on the Closing Ledger Date, the policy number, policyholder name, form, plan code and account balance. Schedule 3.8(b) attached hereto also sets forth statutory reserves by plan code with respect to the Annuity Contracts as of September 21, 1996 and the updated Schedule 3.8(b) will set forth such information with respect to the Annuity Contracts as of the date of such Schedule set forth above. All Annuity Contracts are in all respects, to the extent required under applicable Laws, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects and have been administered in all material respects in accordance with applicable Laws. Without limiting the foregoing:

                  (a) Seller has offered and sold each Annuity Contract in compliance with all applicable Laws (it being acknowledged that no representation is made with respect to independent agents of Seller except as provided in Section 3.8(h) hereof) and all of Seller's registrations, filings or submissions made by it with respect to the Annuity Contracts with any Governmental Entity were in material compliance with applicable Laws when filed.

                  (b) The transactions contemplated by this Agreement will not affect the validity and binding character of any Annuity Contract entered into or issued by Seller or render any admitted assets of Seller non-admitted under applicable Laws up to and including the Closing Date.

                  (c) Except as set forth in Schedule 3.8(c) attached hereto, and except in accordance with customary insurance industry practice, (i) Seller is not liable to pay commissions upon the renewal of any Annuity Contract nor
(ii) is it a party to any agreement providing for the third-party collection of annuity premiums payable to Seller by any other Person which commissions or premiums exceed $100,000 in the aggregate.

                  (d) All Annuity Contracts (including all Policy Loans related thereto and the policy loans identified on Schedule 1.2(a)(iii) attached hereto) are in full force and effect and are legal, valid and binding obligations of Seller, and to the knowledge of Seller the other parties thereto, and are enforceable against Seller, and to the knowledge of Seller the other parties thereto, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application relating to or affecting creditors' rights and to general equity principles (other than equitable rescission rights).

                  (e) All Annuity Contract benefits payable by Seller, and to the knowledge of Seller, by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar contract with Seller, have been paid in accordance with the terms of the Annuity Contracts under which they arose, except for such benefits for which there is, in the reasonable opinion of Seller, a reasonable basis to contest and all such contested benefits have been disclosed in Schedule 3.8(e) attached hereto.

                  (f) No outstanding Annuity Contract issued, reinsured or underwritten by Seller entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based on the revenues or earnings of Seller or any other Person.

                  (g) The underwriting standards utilized and ratings applied by Seller and, to the knowledge of Seller, by any other Person that is a party to or bound by any reinsurance, coinsurance or other similar contract with Seller conform in all respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance or other similar contracts.

                  (h) To the knowledge of Seller, each producer who wrote, sold or produced any portion of the Annuity Business for Seller was duly licensed as an insurance agent (for the type of business written, sold or produced by such producer) in the particular jurisdiction in which such producer wrote, sold or produced such business. Except as otherwise provided in

Schedule 3.8(h) attached hereto, to the knowledge of Seller, no insurance agent who wrote, sold or produced any portion of the Annuity Business for Seller violated in any material respect any terms or provisions of any Law, except such violations as have been (i) cured, (ii) resolved through agreements with applicable Governmental Entities or (iii) are barred by an applicable statute of limitations.

                  (i) The treatment under the Internal Revenue Code of 1986, as amended, and any successor thereto (the "Code") of all Annuity Contracts is no less favorable to the Policyholder thereof than the treatment under the Code for which such Annuity Contracts were intended to qualify at the time of their issuance, except for any failure to qualify for such treatment that results from
(i) changes to the Code, regulations, pronouncements, announcements or guidance issued in connection with the treatment of the contracts under the Code which were enacted (or have an effective date) after the Closing Date, (ii) amendments, modifications, supplements, riders, endorsements or revisions to the Annuity Contracts after the Closing Date or (iii) changes in the manner in which the Annuity Contracts are administered after the Closing Date.

         Section 3.9. Permits, Licenses and Franchises. Schedule 3.9 attached hereto lists all jurisdictions in which Seller is licensed to issue the Annuity Contracts and each Annuity Contract form utilized in the respective jurisdictions. Seller has been duly authorized by all relevant Governmental Entities to issue the Annuity Contracts that it is currently writing, and was duly authorized to issue the Annuity Contracts that it is not currently writing at the time such Annuity Contracts were issued, in each of the respective jurisdictions in which it conducts the Annuity Business. Except as set forth on
Schedule 3.9 attached hereto, Seller has all Permits necessary to conduct the Annuity Business as currently conducted by Seller. All of the Permits are in full force and effect and Seller has not received notice from any Governmental Entity of its intention to revoke or not renew any Permit, except for such failures to have Permits in full force and effect, revocations, non-renewals and other events which do not and will not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.10. Regulatory Filings. Seller has made available for inspection by Purchaser all material registrations, filings and submissions made by Seller with any Governmental Entity and final financial and market conduct reports of examinations with respect to Seller issued by any such Governmental Entity along with copies of Seller's responses thereto to the extent that such registrations, filings, submissions and reports relate to the Annuity Business and were made or issued on or subsequent to January 1, 1993. Except as listed on
Schedule 3.10 attached hereto, Seller has filed all material reports, statements, documents, registrations, filings or submissions (including without limitation any sales, marketing or advertising material) required to be filed by it with any Governmental Entity to the extent the same relate to the Annuity Business. Except as listed on Schedule 3.10 attached hereto, (a) no material deficiencies have been asserted by any such Governmental Entity with respect to such registrations, filings or submissions that have not been satisfied; (b) such registrations, filings or submissions were in material compliance with applicable Law when filed; (c) since December 31, 1994, Seller has not submitted any written response with respect to material comments related to the Annuity Business from any Governmental Entity concerning such registrations, filings, submissions or reports of examination; (d) since December 31, 1992, no fine or penalty has been imposed on Seller by any Governmental Entity specifically with respect to the Annuity Business; and (e) no deposits have been made by Seller with, or at the direction of, any Governmental Entity with respect to the Annuity Business which were not shown in the most recent Annual Statement of Seller.

         Section 3.11. Reinsurance. Schedule 3.11 sets forth all reinsurance or co-insurance agreements (together with all other agreements related thereto) related to the Annuity Contracts to which Seller is a party and all such contracts, arrangements, treaties, understandings and agreements under which Seller has any obligation to cede or assume insurance. All such agreements are valid and binding against Seller and, to the knowledge of Seller, the other parties thereto, and are in full force and effect in accordance with their terms and conform in all material respects to all applicable Laws and neither Seller, nor to the knowledge of Seller, any other party thereto is in material default under any such agreement. Except as otherwise provided on Schedule 3.11, no party to any such agreement has audited Seller with respect thereto.

         Section 3.12. Absence of Certain Changes or Events. Except as disclosed on Schedule 3.12 attached hereto or except as expressly contemplated or required by this Agreement, since December 31, 1995, (a) with respect to Seller's Annuity Business, Seller has not, except in the ordinary course of the Annuity Business consistent with past practice, (I) engaged in any material transaction, (II) entered into any material agreement or (III) waived or released any material right or obligation and (b) except as disclosed on Schedule 3.12 attached hereto, there has not been, occurred or arisen in connection with Seller's Annuity Business:

                            (i) any work stoppage, strike, labor difficulty or
                  union organizational campaign (in process or threatened) at or affecting Seller's Annuity Business;

                            (ii) any payment, discharge or satisfaction by
                  Seller of any material Lien or liability other than material Liens or liabilities that were paid, discharged or satisfied in the ordinary course of business and consistent with past practice;

                            (iii) any sale, transfer or conveyance of any
                  investments or other assets of Seller related to the Annuity Business with an individual Book Value in excess of $100,000 or an aggregate Book Value in excess of $10,000,000, except in the ordinary course of business and consistent with past practice;

                            (iv) any amendment, termination, waiver, disposal or
                  lapse of, or other failure to preserve, any material license, Permit or other form of authorization of Seller;

                            (v) any amendment of, or any failure by Seller to
                  perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any contract that involves or reasonably would involve the annual expenditure or receipt by Seller of more than $100,000 except for actions taken with respect to Annuity Contracts in force (including, without limitation, reinsurance thereon) in the ordinary course of business and consistent with past practice;

                            (vi) any termination, amendment or entering into by
                  Seller as ceding or assuming insurer of any reinsurance, coinsurance or other similar contract or any trust agreement or security agreement related thereto except as disclosed in
                  Schedule 3.11 attached hereto or contemplated hereby;

                            (vii) any Lien created on or in any of the Purchased
                  Assets or assumed by Seller with respect to any of such assets, which Lien relates to liabilities individually or in the aggregate exceeding $100,000 (but excluding Liens arising through securities lending in the ordinary course of Seller's business);

                            (viii) any material change in any underwriting,
                  actuarial, investment, financial reporting, marketing or accounting practice or policy followed by Seller related to the Annuity Business, or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting or any other accounting purposes related to the Annuity Business other than as required by GAAP, SAP or applicable Law.

                            (ix) any contract or agreement, written or oral, to
                  take any of the actions set forth in clauses (i) through
                  (viii) of this Section 3.12.

         Section 3.13. Assigned Contracts. Each of the Assigned Contracts is valid and binding against Seller and, to the knowledge of Seller, each other party thereto, and in full force and effect according to its terms and is freely assignable to Purchaser pursuant to this Agreement and the Assignment and Assumption Agreement without notice to or consent of any person or entity, other than as specified on Schedule 3.5 attached hereto. Other than as set forth on
Schedule 3.13 attached hereto, except for the Assigned Contracts, there are no contracts of Seller necessary to the Annuity Business as currently conducted by Seller. Neither Seller nor, to Seller's knowledge, any other party to any Assigned Contract is in violation, breach or default in any material respect with respect to any such Assigned Contract.

         Section 3.14. Intellectual Property. Schedule 3.14 attached hereto sets forth a list of all computer software programs and other intellectual property used by Seller that Seller reasonably believes to be necessary to conduct the Annuity Business as currently being conducted. Schedule 3.14 attached hereto also sets forth whether each such computer software program is (i) owned by Seller or (ii) licensed by Seller. Schedule 3.14 attached hereto sets forth each licensing agreement pursuant to which Seller has the right to use such licensed software. To the knowledge of Seller, Seller is not in conflict with or in violation or infringement of any rights, asserted or otherwise, of any other Person with respect to any such software and other intellectual property, nor has Seller received any notice of any such conflict, violation or infringement. Seller has the non-exclusive right to use all such licensed software and other intellectual property and will have the right to use such software after the Closing Date to the extent necessary to provide administration services under the Transition Services Agreement and the Transition Services Agreement contemplated by the JANY Stock Purchase Agreement so long as the services provided thereunder do not substantively change from the administration currently conducted by Seller. Schedule 3.14 attached hereto sets forth the amounts paid by Seller since December 31, 1995 for use of the licensed software.

         Section 3.15. Purchased Assets. Seller has good and marketable title to all assets included within the Purchased Assets (other than cash and the Assigned Contracts), free of any Lien, except to the extent the Annuity Contracts are subject to a reinsurance, coinsurance or similar agreement as set forth on Schedule 3.11 attached hereto. As of June 21, 1996, the June 21 Portfolio Securities in the aggregate had a Book Value equal to the amount set forth on

Schedule 1.2(a)(i) attached hereto and an aggregate gross book annual effective yield (before reduction for third party mortgage servicing costs) of at least 8.18%.

         Section 3.16. Statutory Financial Statements. Seller has previously delivered to Purchaser true, complete and correct copies of the audited statements of admitted assets, liabilities and capital and surplus (statutory basis) of Seller as of December 31, 1993, 1994 and 1995, and the related summaries of operations, statements of capital and surplus and cash flow (statutory basis) for the years then ended, together with the notes related thereto. Seller has previously delivered to Purchaser true, complete and correct copies of the Annual Statements of Seller as filed with the Department of Commerce, State of Minnesota for the years ended December 31, 1993, 1994 and 1995, together with all attachments, exhibits and schedules thereto and all affirmations and certifications filed therewith applicable to the Annuity Business and the actuarial opinions applicable to the Annuity Business for such years. Seller has previously made available to Purchaser for review (without the right to remove or make copies) all auditors' work papers related to the Annuity Business and related to the foregoing audited financial information. Seller has previously delivered to Purchaser true, complete and correct copies of the Quarterly Statements of Seller as filed with the Department of Commerce, State of Minnesota for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, together with all attachments, exhibits and schedules thereto and all affirmations and certifications filed therewith applicable to the Annuity Business. Each such Annual Statement and Quarterly Statement complied in all material respects with all applicable Laws when so filed and was timely filed with all required Governmental Entities. No material deficiencies have been asserted or are otherwise known by Seller with respect thereto. Each such financial statement (and the exhibits and schedules relating thereto), including without limitation each statement of assets, liabilities, surplus and other funds (statutory basis) of Seller and each of the summaries of operations, statements of capital and surplus and cash flow (statutory basis) contained in the respective financial statement was prepared in accordance with SAP applied on a consistent basis (except for changes, if any, disclosed therein) and each such Annual Statement and Quarterly Statement fairly presents (in accordance with SAP) the financial condition of Seller as of the respective dates thereof, and its results of operations or cash flows, as the case may be, for and during the respective periods covered thereby (provided the Quarterly Statements are subject to normal year end adjustments and lack footnotes and other presentation items). There were no material liabilities affecting Seller as of December 31, 1995 required in accordance with SAP to be reflected or disclosed in the Annual Statement for the period then ended, or as of March 31, 1996, June 30, 1996 or September 30, 1996 required in accordance with SAP to be reflected or disclosed in the Quarterly Statement for the period then ended, which are not so reflected or disclosed therein. Seller has not prepared any GAAP financial statements with respect to the Annuity Business.

         Section 3.17. Reserves. The Reserve Liabilities as of June 30, 1996 and September 21, 1996 have been calculated in the manner reflected on Schedule 3.17(a) attached hereto. Except as set forth in Schedule 3.17(b) attached hereto, all reserves with respect to Annuity Contracts as established or reflected, and all other provisions made for policy and contract claims with respect to Annuity Contracts (calculated gross of reinsurance applicable to London Life Reinsurance Company pursuant to the agreement dated October 1, 1996 and Lincoln National Reassurance Company pursuant to the agreement dated December 31, 1991 and, at a minimum, to be calculated to include 66-2/3% of the additional reserves (or such greater amount of reserves as have actually been posted), solely due to compliance with Actuarial Guideline 33, for policies issued on or prior to December 21, 1994, and 100% of such additional reserves (or such greater amount of reserves as have actually been posted) for policies issued subsequent to December 21, 1994) (collectively, "Reserve Liabilities"), in the respective Annual and Quarterly Statements were determined in accordance with SAP and generally recognized actuarial methods and standards, consistently applied, were fairly stated in accordance with sound actuarial principles, using prescribed morbidity and mortality tables and interest rates that are in accordance with the nature of the benefits specified in the related Annuity Contracts of Seller, and such Reserve Liabilities and other provisions met the applicable requirements of the insurance Laws and regulations of the State of Minnesota. Without limitation of the foregoing sentence, to Seller's knowledge, adequate provision for all Reserve Liabilities has been made to cover the total amount of all reasonably anticipated matured and unmatured benefits, claims and other liabilities under all Annuity Contracts.

         Section 3.18. Threats of Cancellation. Except as set forth in Schedule
3.18 attached hereto, since December 31, 1995 through the date of this Agreement, no Policyholder, group of Policyholder Affiliates, or Persons writing, selling or producing, either directly or through reinsurance assumed, insurance business that individually or in the aggregate for each such Policyholder, group or Person, respectively, accounted for (i) 5% or more of the annual premium or annuity income (as determined in accordance with SAP) or (ii) 1% of account values of Seller's and JANY's Annuity Business, taken as a whole, in each case at or for the 12 month period then ended, has terminated or, to the knowledge of Seller, threatened to terminate its relationship with Seller.

         Section 3.19. Credited Rates. Seller has complied and is in compliance with all applicable contract provisions and Laws associated with credited interest rates related to the Annuity Contracts.

         Section 3.20. Related Agreements. Each of the Related Agreements is similar in all material respects to one of the forms set forth on Schedule 3.20 attached hereto. Seller knows of no Related Agreements other than those listed in Schedule 3.20 attached hereto concerning commissions payable on the Annuity Contracts. Seller is not in breach of any of the Related Agreements, and to the knowledge of Seller, none of the other parties to the Related Agreements is in breach thereof.

         Section 3.21. Third Party Administration Agreements. Schedule 3.21 attached hereto lists all third party administration agreements relating to the Annuity Contracts, regardless of whether Seller is receiving or providing services (the "Third Party Administration Agreements"). The Third Party Administration Agreements are valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, and to Seller's knowledge, are valid and binding obligations of the other parties thereto, enforceable against such other parties in accordance with their terms. Seller is not in breach of any of such Third Party Administration Agreements and, to the knowledge of Seller, none of the other parties to such Third Party Administration Agreements is in breach thereof.

         Section 3.22. Mortgage Loans.

                  (a) Except as set forth on Schedule 3.22(a) attached hereto, Seller is the holder of a first lien position on the Mortgage Loans free and clear of any other Liens, except for with respect to the Mortgaged Property or the mortgage related thereto (a) the lien of current real property taxes and assessments, ground rents, personal property taxes, water rates, water frontage charges and/or meter charges, sewer taxes or rents and other similar charges or assessments, in each case not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record of a type acceptable to lending institutions generally or specifically referred to in the title insurance policy or title opinion issued in connection with the original loan made with respect to the Mortgaged Property, (c) mechanics' or similar liens or claims for work, labor and materials, (d) zoning and other land use restrictions and ordinances, including, without limitation, landmark, historic and wetland designations, (e) rights of tenants under leases or other rights of tenants or rights of other occupants of the premises with or without the legal right to do so, (f) any state of facts an accurate survey would show with respect to the Mortgaged Property, (g) the failure of the premises to comply with applicable occupancy Law or municipal violations of record, (h) in the case where the Mortgaged Property is a condominium unit, the lien of a condominium association on such Mortgaged Property for unpaid maintenance or common expense assessments not yet due and payable, (i) littoral or riparian rights, if any, (j) any right, title or interest in any minerals, mineral rights or related matters including but not limited to oil, gas, coal and other hydrocarbons whether or not shown by the public records and (l) the lien of any secondary financing, in each case, which do not materially impair the Mortgage Loan ("Permitted

Mortgage Liens"). As of the date specified therein, the (i) loan number, (ii) loan class, (iii) lien priority, (iv) borrower's name, (v) property address,
(vi) outstanding principal amount, (vii) book value, (viii) delinquency status,
(ix) status code, (x) current interest rate (or the method of calculating same),
(xi) service fee rate, (xii) net interest rate, (xiii) maturity date and (xiv) percentage owned by Seller for each Mortgage Loan are materially as set forth in the Mortgage Loan Schedule. Except as set forth on Schedule 3.22(a) attached hereto, the proceeds of each Mortgage Loan have been fully disbursed and there are no future or additional advances to be made with respect to any Mortgage Loans. Except as set forth on Schedule 3.22(a) attached hereto, no Mortgage Loan has been delinquent for a period of more than 30 days within the last 12 months in the payment of any principal or interest thereon. Each Mortgage Loan is a permitted investment for Minnesota life insurers under applicable Law.

                  (b) With respect to each Mortgage Loan and any and all Loan Documents relating thereto, to Seller's knowledge (i) each of such Mortgage Loans and Loan Documents are the legal, valid, and binding obligation of the mortgagor, obligor or the guarantor, as applicable, and each is enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy or insolvency Laws, provided that in this case, Seller may rely upon borrower's closing counsel's opinion letter if originated by Seller, or upon representations and warranties given to Seller by another financial institution or entity if purchased by Seller, or in the absence of either, without due inquiry or investigation by Seller so long as Purchaser is assigned the benefits of such opinions, representations or warranties, (ii) none of such Mortgage Loans or Loan Documents is the subject of any agreement, contract or other arrangement (other than this Agreement) pursuant to which any interest in any Mortgage

Loan or any payment due under any Mortgage Loan or with respect to any Mortgage Property has been or is intended to be sold, used as collateral, transferred to or otherwise disposed of to any Person or Persons by the original lender, subject to the participatory interests of other lenders or investors as are set forth on Schedule 3.22(b) attached hereto.

                  (c) With respect to each Mortgage Loan and any and all Loan Documents relating thereto, the mortgagor does not have a valid defense to the payment in full of such Mortgage Loan that arises from applicable Laws and such Mortgage Loan is not subject to any right of rescission, set-off, abatement, diminution or counterclaim, except in any case as such right or defense may be provided by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (d) None of the terms of any Loan Documents relating to any Mortgage Loan have been waived, amended or modified in any respect, except as set forth on the Mortgage Loan Schedule and except for such waivers, amendments and modifications as do not adversely affect (i) any mortgagor's, obligor's or guarantor's obligation to pay principal, interest or other sums required (including the timing of such payments) to be paid under such Loan Documents,
(ii) Seller's Liens against the Mortgage Property securing the Mortgage Loan or
(iii) the enforceability in a timely manner of such Liens. Except as set forth in the Mortgage Loan Schedule, no Mortgage Loan has been satisfied, subordinated or rescinded, in whole or in part, except (i) upon full payment of the underlying loan or, in the case of a partial release, in connection with the receipt of an independent third party MAI self-contained appraisal evidencing that there is sufficient collateral (which for this purposes shall mean no more than

80% loan to value) remaining with respect to such Mortgage Loan or (ii) as a result of a final judgment or its equivalent of a condemnation or eminent domain proceeding which does not materially impair the Mortgaged Property or Mortgage Loan. Except as set forth on Schedule 3.22(d) attached hereto, no mortgagor, obligor nor any guarantor listed on the Mortgage Loan Schedule in respect of any Mortgage Loan has been released, in whole or in part except in accordance with the terms of the Note and Mortgage, except in the case of a partial release either (i) as a result of a written loan modification or assumption agreement or
(ii) if, prior to the release of any mortgagor, obligor or guarantor, a determination was made by Seller that (a) such mortgagor, obligor or guarantor was insolvent or deemed to have a lack of ability to make any material contribution with respect to the outstanding Mortgage Loan debt and (b) that the remaining mortgagor, obligor or guarantor was able to repay the outstanding Mortgage Loan debt, in either case such that the release of any mortgagor, obligor or guarantor would not have a material adverse impact on the repayment of the Mortgage Loan.

                  (e) None of the Mortgage Loans are cross-collateralized with any other mortgage loan except for another Mortgage Loan other than a cross-collateralization which does not have a material adverse impact on the repayment of the Mortgage Loan.

                  (f) The Mortgage File with respect to each Mortgage Loan contains all of the Loan Documents relating to each such Mortgage Loan, including, but not limited to, all documents described on Exhibit K and all such documents are true, complete and correct copies of the documents they purport to be. Except as set forth on Schedule 3.22(f) attached hereto, the Mortgage Loan Files contain the original promissory notes and/or other evidence of indebtedness (including all amendments thereto) and the originals of all credit enhancements, if any, as applicable.

                  (g) With regard to the Mortgaged Property relating to any Mortgage Loan, to the knowledge of Seller no material amount of Hazardous Substances has been disposed of or identified on, under or at such Mortgaged Property the presence of which is either in violation of Law or would, under applicable Laws require (or permit any Governmental Entity to require) removal or remediation of such Hazardous Substance, except to the extent that removal or remediation has occurred or will occur prior to the Closing Date and except as would not materially affect the Mortgaged Property or the repayment of the Mortgaged Loan.

                  (h) To the knowledge of Seller, there is no pending or threatened condemnation proceeding affecting any Mortgaged Property, or any part thereof, which could have an adverse effect upon the current use of such Mortgaged Property.

                  (i) To the knowledge of Seller, there is no pending or threatened Action relating to such Mortgage Loan affecting the Mortgaged Property relating to such Mortgage Loan which would have a material and adverse effect upon such Mortgage Loan.

                  (j) Seller has received no written notice (i) of any material violation of any Law which is a direct result of the maintenance, operation, occupancy, or use of any of the Mortgaged Property related to such Mortgage Loan, in its present manner such that the violation would materially adversely affect the operation, occupancy or other use of such Mortgaged Property and (ii) that any material Permits and approvals required by Governmental Entities having jurisdiction over the operation of such Mortgaged Property in its present manner have not been performed, issued or paid for or are not in full force and effect.

                  (k) With respect to each Mortgage Loan, (i) each Mortgage is covered by a title insurance policy or where customary an opinion of title from a law firm in such jurisdiction insuring or opining that the Mortgage creates the first priority Lien it purports to create and that the Mortgage is not subject to any defect or encumbrance except Permitted Mortgage Liens, (ii) no claims have been made by Seller or, to Seller's knowledge, any other Person under any title policy relating to any Mortgage Loan, (iii) there has been no act or omission by Seller, or to Seller's knowledge, any party holding an interest in any title policy (including without limitation any failure to pay the premiums therefor) that creates sufficient grounds for the defense by the title insurer of any claims by the insured or that otherwise limits the title insurer's liability under any title policy relating to any Mortgage Loan and
(iv) there has been no act or omission by Seller, or to Seller's knowledge, any party holding an interest in any title policy that has caused a subordination of the priority of any Lien as insured under any title policy relating to any Mortgage Loan. Seller is the insured under any title policy relating to any Mortgage Loan, either by name, endorsement or by virtue of being the successor to the original named insured lender. Seller is either the sole insured or a participant insured in those Mortgage Loans in which the Seller does not hold 100% of the first Lien.

                  (l) There are no delinquent real estate taxes in respect of any Mortgage Property except as set forth on the Mortgage Loan Schedule or any deficiency in any obligor's obligations to pay amounts into escrow (other than in the case of escrows where property taxes have been increased in the past 12 months).

                  (m) If upon origination the Mortgaged Property relating to such Mortgage Loan was in an area identified in the Federal Register by the Federal Emergency Management

Agency as having special flood hazards (and the flood insurance described below is available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administrator, if available, is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the unpaid principal balance of such Mortgage Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973.

                  (n) A hazard insurance policy with a standard mortgagee clause is in effect with respect to each Mortgage Loan (other than a Mortgage Loan secured solely by unimproved land), in an amount representing coverage not less than the lesser of (i) the unpaid principal balance of such Mortgage Loan or
(ii) the full insurable value of the Mortgaged Property relating to such Mortgage Loan.

                  (o) With respect to any Mortgage Loan that is secured in whole or in part by the interest of a borrower as a lessee under a ground lease of a Mortgaged Property, such ground lease has an original term (including any extension options set forth therein) which extends not less than five years beyond the maturity date of the related Mortgage Loan.

                  (p) All servicing contracts related to the Mortgage Loans originated by Seller are terminable at the election of Seller at termination fees that are no greater than customary termination fees paid in accordance with industry practice.

         Section 3.23. No Waiver of Defenses. Seller has not waived any defenses, claims or Actions which would have been available to Seller under the Annuity Contracts or the Related Agreements.

         Section 3.24. Agent Balances. Schedule 3.24 attached hereto sets forth all producers with respect to the Annuity Contracts having a balance owed by such producer to Seller for fees and commissions relating to the Annuity Contracts and the nature and amount of such balance.

         Section 3.25. GAAP Financial Statements. On or prior to the date hereof, Seller has delivered to Purchaser true, correct and complete copies of
(a) the audited consolidated balance sheets of John Alden Financial Corporation ("John Alden") and its subsidiaries as of December 31, 1995 and 1994, prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse the independent certified public accountant of John Alden, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of John Alden and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse (collectively, the "John Alden Financial Statements"). Seller has delivered to Purchaser true, correct and complete copies of the consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of John Alden and its subsidiaries for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, prepared in accordance with GAAP (the "Interim John Alden Financial Statements"). The John Alden Financial Statements and the Interim John Alden Financial Statements are based on the books and records of John Alden and its subsidiaries and have been prepared in accordance with GAAP consistently applied (except in the case of the Interim John Alden Financial Statements for normal year end adjustments). The John Alden Financial Statements have been, audited by Price Waterhouse. The John Alden Financial Statements and the Interim John Alden Financial Statements fairly present in all material respects the consolidated financial position and results of operations of John Alden and its subsidiaries as of the dates and for the periods indicated therein.

         For purposes of this Article 3, references to the knowledge of Seller means, after reasonable inquiry, the actual knowledge of officers of Seller having the title of Senior Vice President or higher.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1. Organization and Standing. Purchaser is a corporation duly organized and validly existing under the Laws of the State of Arizona. Purchaser has all corporate power and authority necessary or required by Law to own, lease and operate its assets, properties and business and to carry on the operations of its business as currently conducted by it.

         Section 4.2. Authorization. Purchaser has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. Purchaser is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the Laws thereof, except where the failure to so qualify, be admitted or licensed, individually or in the aggregate is not reasonably likely to have a Material Adverse Affect on Purchaser. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to be executed by it, and the performance by

Purchaser of its obligations under such agreements, have been duly authorized by all necessary corporate and shareholder actions on the part of Purchaser. This Agreement and each of the Ancillary Agreements executed by Purchaser, when executed by all of the parties thereto, will constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 4.3. Actions and Proceedings. Except as disclosed on Schedule
4.3 attached hereto, (a) there are no outstanding Orders by or with any court, arbitrator or Governmental Entity before which Purchaser or any of its material Affiliates is or was a party that, individually or in the aggregate, have a Material Adverse Effect on Purchaser, and (b) there are no Actions pending or, to Purchaser's knowledge, threatened against Purchaser or any of its material Affiliates which would, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

         Section 4.4. No Conflict or Violation. Except as disclosed on Schedule
4.4 attached hereto, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which it is a party in accordance with the respective terms and conditions hereof and thereof do not and will not
(a) violate any provision of the charter, by-laws or other organizational document of Purchaser, in each case, as amended to date, (b) violate, constitute a default under, or result in the breach, cancellation or termination of, accelerate the performance required under, or result in the creation of any Lien upon any of the assets of Purchaser, pursuant to, any mortgage, deed of trust, guaranty, note, indenture, bond, lease, agreement or other instrument to which Purchaser is a party or by or to which it or any of its assets may be bound, (c) violate any Order of any court, arbitrator or Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any court, arbitrator or Governmental Entity binding upon Purchaser or any of its assets, (d) violate any Law or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit necessary for Purchaser to conduct the Annuity Business.

         Section 4.5. Consents and Approvals. Except as required under the HSR Act or as set forth on Schedule 4.5 attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, Governmental Entities of competent jurisdiction) by Purchaser in order (a) for this Agreement, each of the Ancillary Agreements and each of the Assigned Contracts to which Purchaser will be a party to constitute a valid and binding obligation of Purchaser, (b) to authorize or permit the consummation of the transactions contemplated hereby by Purchaser or (c) to authorize or permit Purchaser to conduct the Annuity Business after the Closing.

         Section 4.6. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser in connection with this Agreement or the transactions contemplated hereby, except Goldman Sachs & Company, whose fees for services rendered in connection with such transactions will be paid by Purchaser.

         Section 4.7. GAAP Financial Statements. On or prior to the date hereof, Purchaser has delivered to Seller true, correct and complete copies of (a) the audited consolidated balance sheets of SunAmerica Inc. ("SunAmerica") and its subsidiaries as of December 31, 1995 and 1994, prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse, the independent certified public accountant of SunAmerica, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of SunAmerica and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse (collectively, the "SunAmerica Financial Statements"). Purchaser has delivered to Seller true, correct and complete copies of the consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of SunAmerica and its subsidiaries for the quarters ended March 31, 1996 and June 30, 1996, prepared in accordance with GAAP (the "Interim SunAmerica Financial Statements"). The SunAmerica Financial Statements and the Interim SunAmerica Financial Statements are based on the books and records of SunAmerica and its subsidiaries, and the SunAmerica Financial Statements have been prepared in accordance with GAAP consistently applied, audited by Price Waterhouse and fairly present in all material respects the consolidated financial position and results of operations of SunAmerica and its subsidiaries as of the dates and for the periods indicated therein.

         Section 4.8. Statutory Financial Statements. Purchaser has furnished to Seller true, complete and correct copies of the Annual Statements of Purchaser as filed with the Arizona Department of Insurance for the years ended December 31, 1995, 1994 and 1993, together with all attachments, exhibits and schedules thereto and all affirmations and certifications filed therewith and applicable actuarial opinions for such years. Purchaser has furnished to Seller true, complete and correct copies of the Quarterly Statements of Purchaser as filed with the Arizona Department of Insurance for the quarters ended March 31, 1996 and June 30, 1996, together with all attachments, exhibits and schedules thereto and all affirmations and certifications filed therewith and no further amendments thereto are being considered. Each such Annual Statement and Quarterly Statement complied in all material respects with all applicable Laws when so filed and were timely filed with all required Governmental Entities. No material deficiencies have been asserted or are otherwise known by Purchaser with respect thereto. Each such Annual Statement and Quarterly Statement was prepared in accordance with SAP applied on a consistent basis (except for changes, if any, disclosed therein) and fairly presents (in accordance with SAP) the financial condition of Purchaser as of the respective dates thereof or its results of operations or cash flows, as the case may be, for and during the respective periods covered thereby (provided the Quarterly Statements are subject to normal year end adjustments and lack footnotes and other presentation items). There were no material liabilities affecting Purchaser as of December 31, 1995 required in accordance with SAP to be reflected or disclosed in the Annual Statement for the period then ended, or as of March 31, 1996 or June 30, 1996 required in accordance with SAP to be disclosed in the Quarterly Statement for the period then ended, which are not so reflected or disclosed therein.

         Section 4.9. Rating. As of the date hereof, the Standard & Poor's Corporation Claims - Paying Ability Rating of Purchaser is AA- and the Moody's Investor Service, Inc. Financial Strength rating of Purchaser is A2. Purchaser's A.M. Best & Co. rating is A+ (superior) and its Duff & Phelps rating is AA.

         For purposes of this Article 4, references to the knowledge of Purchaser means, after reasonable inquiry, the actual knowledge of officers of Purchaser having the title of Senior Vice President or higher.

                                    ARTICLE 5

                              PRE-CLOSING COVENANTS

         Section 5.1. Conduct of Business.

                  (a) Prior to the Closing, Seller shall, unless Seller shall receive the prior written consent of Purchaser:

                            (i) operate the Annuity Business as presently
                  operated and only in the ordinary course and consistent with past practice (including but not limited to past underwriting standards and investment philosophies) subject however to such changes as may be required by changes in applicable Laws or contemplated by this Agreement ; and

                            (ii) use commercially reasonable efforts to preserve
                  its relationship with and the goodwill of its brokers, customers, suppliers, employees and other Persons having business dealings with Seller in connection with the Annuity Business.

                  (b) Without limiting the generality of the foregoing, Seller will:

                            (i) use commercially reasonable efforts to maintain
                  in full force and effect all material contracts, documents and arrangements related to the Annuity Business, to continue all current marketing and selling programs relating to the

                  Annuity Business in accordance with its current marketing plan, to process Annuity Contracts consistent with past practice, and to maintain each rating classification assigned to Seller as of the date hereof by insurance rating agencies.

                            (ii) cause the Books and Records to be maintained in
                  the usual manner and consistent with past practice and not permit a material change in any underwriting, investment, actuarial, financial reporting or accounting practice or policy of Seller or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency or other reserve for financial reporting purposes (including without limitation any practice, policy, assumption or method relating to or affecting the determination of Annuity Contracts in force, premium or investment income, Reserve Liabilities or operating ratios with respect to expenses, losses or lapses) except as may be required by a change in GAAP, SAP or Law.

                            (iii) (A) cause all Reserve Liabilities with respect
                  to Annuity Contracts established or reflected in the Books and Records of Seller to be (1) established or reflected on a basis consistent with those Reserve Liabilities and reserving methods followed by Seller in the preparation of its December 31, 1995 Annual Statement filed with the Department of Commerce, State of Minnesota and (2) adequate to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses and other liabilities of Seller under all Annuity Contracts pursuant to which Seller has or will have any liability (including without limitation any liability arising under or as a result of any reinsurance, coinsurance or other similar contract); and
                  (B) continue to own assets that qualify as legal reserve assets under all applicable Laws in an amount at least equal to its Reserve Liabilities.

                            (iv) continue to comply with all Laws applicable to
                  its Annuity Business, operations or affairs.

                  (c) Unless otherwise provided in this Agreement, without the approval of Purchaser, which approval shall not be unreasonably withheld, from and after the date hereof until the Closing, Seller will refrain from:

                            (i) selling or otherwise transferring, assigning,
                  disposing of, granting or permitting to exist any Lien on, any October 21 Portfolio Securities;

                            (ii) increasing the rates of compensation (including
                  bonuses) payable or to become payable to any officer, employee, agent, independent contractor or consultant of Seller in connection with the Annuity Business other than in the ordinary course of business, consistent with past practice;

                            (iii) except in the ordinary course of business
                  consistent with past practice, incurring any obligation, liability or indebtedness, incurring any extraordinary losses, or disposing of, canceling, waiving or permitting to lapse any rights of material value relating to or affecting the Annuity Business;

                            (iv) changing in any material respect its accounting
                  principles or practices (including, without limitation, any changes in depreciation or amortization policies or rates or any changes in any assumptions underlying any method of calculating reserves) other than as required by a change in GAAP, SAP or Law;

                            (v) except as disclosed herein, entering into or
                  amending or terminating any transaction or contract related to the Annuity Business that could reasonably be expected to have a Material Adverse Effect;

                            (vi) except in the ordinary course of business
                  consistent with past practice, terminating, amending or executing any material reinsurance, coinsurance or other similar contract, as ceding or assuming insurer related to the Annuity Contracts, except as contemplated by Section 5.9 hereof; or

                            (vii) entering into any contract or agreement to do
                  any of the foregoing.

         Section 5.2. Certain Transactions. Except as contemplated by the reinsurance agreements listed on Schedule 3.11 attached hereto, from the date of this Agreement through the Closing, neither Seller nor any of its directors or officers will (and Seller shall cause its investment bankers and legal counsel not to) solicit, encourage, initiate or engage in any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than Purchaser and its Affiliates) concerning any coinsurance, reinsurance, replacement, sale or other disposition, directly or indirectly, of the Annuity Business.

         Section 5.3. Investigations. From the date hereof through the Closing Date, Purchaser shall be entitled, through its employees, counsel, actuaries and other Representatives, to make such investigation of the assets, liabilities, business and operations of the Annuity Business, and such examination of the Books and Records, as Purchaser may reasonably request, including, without limitation, for the purpose of investigating the financial condition, service quality and operations of Seller. Any investigation, examination or interview by Purchaser of employees of Seller shall be conducted at reasonable times upon reasonable prior notice; and each of the Parties and its officers, employees and Representatives, including, without limitation, counsel, investment bankers and independent public accountants, shall cooperate with the other's employees and Representatives, as the case may be, in connection with such review and examination; provided, however, that such examination shall not be deemed a waiver by Purchaser of any of its rights with respect to the representations and warranties of Seller.

         Section 5.4. HSR Act Filings. Seller and Purchaser shall, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, and will use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Seller and Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any government or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

         Section 5.5. Consents and Reasonable Efforts. Seller and Purchaser shall cooperate and use their commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Entities, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby. Seller shall use its commercially reasonable efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 3.5 attached hereto. Purchaser will use its commercially reasonable efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on
Schedule 4.5 attached hereto. Without limiting the foregoing, Purchaser will permit Representatives of Seller to participate in the meeting at which the transactions contemplated by this Agreement are presented to the Arizona Department of Insurance for approval.

         Section 5.6. Representations and Warranties. From the date hereof through the Closing Date, (a) Seller shall use its reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article 3 shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date,
(b) Purchaser shall use its reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Purchaser contained in Article 4 shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (c) Seller shall notify Purchaser promptly of any event, condition or circumstance known to Seller occurring from the date hereof through the Closing Date that would constitute a violation or breach of this

Agreement by Seller and (d) Purchaser shall notify Seller promptly of any event, condition or circumstance known to Purchaser occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser.

         Section 5.7. Computer Software and Other Intellectual Property. With respect to software and other intellectual property listed on Schedule 3.14 attached hereto that is licensed to Seller, but which is not freely assignable by Seller to Purchaser, Seller will use its best efforts to cooperate with Purchaser, upon Purchaser's request, to obtain at Purchaser's sole cost and expense from the licensors of such software and other intellectual property the right for Purchaser to operate such software and other intellectual property.

         Section 5.8. Financial Statements and Reports.

                  (a) At the time of filing with the Department of Commerce, State of Minnesota, Seller will deliver to the Purchaser true and complete copies of each Annual Statement and Quarterly Statement filed after the date hereof and on or prior to the Closing Date.

                  (b) From and after the date hereof and through the Closing Date, Seller shall continue to prepare in the ordinary course of business consistent with past practice and shall deliver, as soon as available, to Purchaser, true and complete copies of customarily prepared internal management information reports (including financial statements, reports and analyses prepared by or for Seller) prepared by Seller related to the Annuity Business, including without limitation normal internal reports which Seller prepares (such as those reflecting weekly net production, surrenders, head count and claims and monthly cash flow and operations expense) but excluding any statements, reports or analyses prepared in connection with any analyses of the transaction contemplated in this Agreement. Without limiting the foregoing, Seller will provide to Purchaser weekly a list of the October 21 Portfolio Securities held by Seller, which reflects the Market Value and Book Value thereof (monthly) and any changes from the immediately preceding week (weekly), including, without limitation, weekly maturities, prepayments, sales, redemptions or similar events.

         Section 5.9. Termination of Certain Reinsurance Arrangements. Prior to the Closing, Seller will terminate the Coinsurance Agreement effective October 1, 1996 between Seller and London Life Reinsurance Company and recapture of the annuity portion of the Coinsurance Agreement effective December 31, 1991 with Lincoln National Reassurance Company. Seller shall be responsible for payment of the recapture fees payable thereunder and, under no circumstances shall Purchaser be responsible for any costs or fees of any type in connection with the termination of such agreements.

         Section 5.10. Woodland Hills Option. Seller hereby grants to Purchaser an option to assume Seller's rights and obligations with respect to Seller's equipment and facilities located at 20950 Warner Center Lane, Woodland Hills, California 91367, subject to appropriate lessor consent, on the same financial terms currently available to Seller and on such other terms as Purchaser and Seller shall mutually agree; provided, however, such option shall result in no costs to Seller or any ongoing liability to Seller.

         Section 5.11. Oxford Put. In the event Purchaser does not obtain the consent of Oxford Life Insurance Company to the assignment of the Coinsurance Agreement dated January 31, 1990 between Seller and Oxford Life Insurance Company and the related trust agreement (the "Oxford Agreement") on or prior to the 15th Business Day preceding the Closing Date, it will on such Business Day notify Purchaser of the failure to obtain such consent and
(i) the Annuity Contracts subject to the Oxford Agreement (the "Oxford Annuity Contracts") shall be excluded from the Annuity Contracts to be assumed by Purchaser at the Closing (ii) the policy loans with respect to the Oxford Annuity Contracts will not be included in the Policy Loans, (iii) the reserve liabilities with respect to the Oxford Annuity Contracts will not be included in Reserve Liabilities and (iv) the Oxford Agreement shall not be included as an Assigned Contract (the "Oxford Put"). If the Oxford Put is implemented, at Purchaser's election, the Parties will execute and deliver at the Closing an administration services agreement on terms substantially similar to those of the Administrative Services Agreement, provided that the compensation will be structured to provide a pass-through to Purchaser of the compensation payable to Seller pursuant to the Oxford Agreement with respect to the Oxford Annuity Contracts. In addition, all references to Oxford Life Insurance Company, the Oxford Agreement and the Oxford Annuity Contracts in the Schedules to this Agreement shall be deemed deleted.

         Section 5.12. Marketing Agreement. The Parties will negotiate in good faith towards a marketing agreement, containing among other things, the terms set forth on Exhibit N attached hereto and such other terms and conditions as may be mutually acceptable to the Parties.

                                    ARTICLE 6

          CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

                  The obligations of Purchaser to consummate the transactions contemplated hereby are, unless waived by Purchaser in accordance with Section
12.4 hereof, subject to the fulfillment, at or before the Closing, of each of the following conditions:

                            (i) No Law or Order of a court, arbitrator or
                  Governmental Entity of competent jurisdiction shall be in effect which prohibits, restricts or enjoins, and no Action shall be pending or threatened which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect, the consummation of the transactions contemplated by this Agreement.

                            (ii) The applicable waiting period under the HSR
                  Act, including all extensions thereof, shall have expired or been terminated and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it, of such expiration or termination.

                            (iii) All Permits, consents and waivers required
                  from all Governmental Entities legally required to consummate the Closing and to perform this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated herein and thereby shall have been obtained and shall be in full force and effect and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such Permits, consents and waivers; provided, however, that this condition shall be deemed satisfied with respect to approvals of the transactions contemplated by the Assumption Reinsurance Agreement by state insurance regulators, upon receipt of the required Permits, consents and waivers from the Minnesota Department of Commerce and the Arizona Department of Insurance.

                            (iv) All necessary consents to the transactions
                  contemplated by this Agreement and the Ancillary Agreements shall have been obtained, including, without limitation, those listed on Schedule 3.5 attached hereto.

                            (v) Except for such changes as may be permitted or
                  required pursuant to the terms hereof, the representations and warranties of Seller set forth in Article 3 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period.

                            (vi) Seller shall have performed and complied with
                  all covenants and agreements required to be performed or complied with by Seller under this Agreement prior to or concurrently with the Closing in all material respects.

                            (vii) Purchaser shall have received all certificates
                  and other documents required to be delivered to Purchaser at or before the Closing pursuant to this Agreement duly executed by all necessary Persons (other than Purchaser).

                            (viii) Purchaser shall have received the Closing
                  deliveries described in Section 1.4 hereof.

                            (ix) Purchaser and Seller shall have previously or
                  concurrently closed the transactions contemplated by the JANY Stock Purchase Agreement.

                            (x) The Combined Reserve Liabilities as of the
                  Closing shall be at least $4,813,357,842 [96% of the aggregate of such reserve liabilities as at June 21,

                  1996]; provided, however, that if the Oxford Put has been exercised, the Reserve Liabilities with respect to the Oxford Annuity Contracts will be included in Combined Reserve Liabilities for the purpose of this calculation.

                            (xi) Since December 31, 1995, there shall not have
                  occurred any event or events or state of facts that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of this subclause (xi), events or facts which affect the insurance or annuity industry generally (e.g., a change in general economic or market conditions, a change in tax Law or a change in insurance Law), shall not be included in determining whether a Material Adverse Effect has occurred.

                            (xii) The Closing Date Portfolio Securities tendered
                  by Seller to the Trust pursuant to Section 1.2(b) hereof and any other assets therein (to the extent such assets would be admitted assets if held by Purchaser outside of the Trust) shall qualify as admitted assets of Purchaser in Arizona for purposes of SAP and Purchaser shall have received regulatory confirmation thereof from the Arizona Department of Insurance.

                                    ARTICLE 7

            CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

         The obligations of Seller to consummate the transactions contemplated hereby are, unless waived by Seller in accordance with Section 12.4 hereof, subject to the fulfillment, at or before the Closing, of each of the following conditions:

                            (i) No Law or Order of a court, arbitrator or
                  Governmental Entity of competent jurisdiction shall be in effect which prohibits, restricts or enjoins, and no Action shall be pending or threatened which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect, the consummation of the transactions contemplated by this Agreement.

                            (ii) The applicable waiting period under the HSR
                  Act, including all extensions thereof, shall have expired or been terminated and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it, of such expiration or termination.

                            (iii) All Permits, consents and waivers required
                  from all Governmental Entities legally required to consummate the Closing and to perform this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such Permits, consents and waivers; provided, however, that this condition shall be deemed satisfied with respect to approvals of the transactions contemplated by the Assumption Reinsurance Agreement by state insurance regulators, upon receipt of the required Permits, consents and waivers from the Minnesota Department of Commerce and the Arizona Department of Insurance.

                            (iv) All necessary consents to the transactions
                  contemplated by this Agreement, the Assigned Contracts and each of the Ancillary Agreements shall have been obtained, including, without limitation, those listed on Schedule 4.5 attached hereto.

                            (v) Except for changes as may be permitted or
                  required pursuant to the terms hereof, the representations and warranties of Purchaser set forth in Article 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period.

                            (vi) Purchaser shall have performed and complied
                  with all covenants and agreements required to be performed or complied with by Purchaser under this Agreement prior to or concurrently with the Closing in all material respects.

                            (vii) Seller shall have received all certificates
                  and other documents required to be delivered to Seller at or before the Closing pursuant to this Agreement duly executed by all necessary Persons (other than Seller).

                            (viii) Seller shall have received the Closing
                  deliveries described in Sections 1.3 and 1.4 hereof.

                            (ix) Purchaser and Seller shall have previously or
                  concurrently closed the transactions contemplated by the JANY Stock Purchase Agreement.

                            (x) Since December 31, 1995, there shall not have
                  occurred any event or events or state of facts that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Purchaser; provided, however, that for purposes of this subclause (x), events or facts which affect the insurance or annuity industry generally (e.g., a change in general economic or market conditions, a change in tax Law or a change in insurance Law), shall not be included in determining whether a Material Adverse Effect on Purchaser has occurred.

                                    ARTICLE 8

                             POST-CLOSING COVENANTS

         Section 8.1. Continued Access and Cooperation.

                  (a) Following the Closing Date, Seller shall (i) allow Purchaser, upon reasonable prior notice and during regular business hours, through its employees and other Representatives, at Purchaser's expense to examine and make copies of any books and records retained by Seller within its possession or control ("control" for the purposes of this Section 8.1(a) being defined as the ability to cause delivery to Seller or access by Purchaser) and furnish Purchaser with such financial and reporting data and other information with respect to the Annuity Contacts, the Third Party Administration Agreements, Assigned Contracts and the Related Agreements as Purchaser may from time to time reasonably request, to the extent they relate to the Annuity Business, for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings and financial statements and the conduct of any Action, whether pending or threatened, concerning the conduct of the Annuity Business prior to the Closing Date at Seller's offices or other facilities or properties and (ii) maintain such books and records for Purchaser's examination and copying.

Access to such books and records shall be at Purchaser's expense and may not unreasonably interfere with Seller's or any successor company's business operations and Purchaser shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller in copying such records. Seller shall retain such books and records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such books and records are necessary and of which Purchaser shall notify Seller), after which time such books and records shall be delivered to Purchaser. Purchaser shall not copy or remove from Seller's premises the accountant's work papers made available to Purchaser and its Representatives.

                  (b) Following the Closing Date, Purchaser shall (i) allow Seller, upon reasonable prior notice and during regular business hours, through its employees and other Representatives, at Seller's expense to examine and make copies of the Books and Records transferred to Purchaser at the Closing for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings and financial statements and the conduct of any Action or the conduct of any regulatory, contract holder, participant or other dispute resolution, whether pending or threatened, at Purchaser's offices or other facilities or properties and (ii) maintain such Books and Records for Seller's examination and copying. Access to such Books and Records shall be at Seller's expense and may not unreasonably interfere with Purchaser's or any successor company's business operations and Seller shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred by Purchaser in copying such records. Purchaser shall retain any such Books and Records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such Books and Records are necessary and of which Seller shall notify Purchaser).

         Section 8.2. Further Assurances.

                  (a) Upon the terms and subject to the conditions herein provided, each of Seller and Purchaser shall use all commercially reasonable efforts to take or cause to be taken, all actions or do, or cause to be done, all things or execute or cause to be executed any documents necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

                  (b) On and after the Closing Date, Seller and Purchaser shall take all commercially reasonable action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) and give all notices and obtain all consents, approvals and Orders of Governmental Entities and other third parties which may be necessary to carry out any of the provisions hereof, including, without limitation, putting Purchaser in full possession and operating control of the Purchased Assets and the Annuity Business it is assuming pursuant to this Agreement and the Ancillary Agreements.

         Section 8.3. Expenses. Except as otherwise specifically provided in this Agreement and the respective Ancillary Agreements, the Parties shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of their respective Representatives; provided, however, that Purchaser shall bear (a) the cost of the filing fees in connection with the filings with the FTC and the Antitrust

Division under the HSR Act with respect to the transactions contemplated hereby (which expense shall be borne equally by Seller and Purchaser if separate filings are required with respect to the transactions contemplated by this Agreement and the transactions contemplated by the Stock Purchase Agreement) and
(b) the actual out-of-pocket costs of providing policyholder notices in order to implement the Assumption Reinsurance Agreement in accordance with its terms.

         Section 8.4. Employee Plans. Purchaser will provide to any employee of Seller or its Affiliates who on or after the Closing Date, at the sole discretion of Purchaser, becomes an employee of Purchaser or its Affiliates (an "Ex-Employee") with such compensation and benefits as are currently being provided to Purchaser's employees of similar rank and tenure level. Nothing in this Section 8.4 shall be construed as requiring the Purchaser to (i) employ any of Seller's employees or (ii) provide any Ex-Employee with such compensation or employee benefits as such Ex-Employee had previously received from Seller or its Affiliates or (iii) provide any former employee of Seller who is not an Ex-Employee with any severance benefits. Any Ex-Employee actually employed by Purchaser may request that assets held by Seller in Seller's 401(k) Plan on behalf of such Ex-Employee will be transferred as soon as practicable after the Service Transfer Date to the trustees of a qualified plan maintained by Purchaser or its Affiliate (if permitted) or retained in Seller's 401(k) Plan (subject to the rights of Ex-Employees with respect thereto). Each request will be honored by Seller if Seller, in its sole discretion, determines that such transfer complies with applicable Law. Any such assets transferred will be transferred in accordance with the provisions of Purchaser's and Seller's 401(k) Plan.

         Section 8.5. Non-Discriminatory Treatment of Policyholders. Except as otherwise provided in the Indemnity Reinsurance Agreement, from and after the Closing Date Purchaser shall use all commercially reasonable efforts to provide, at all times and from time to time, to the Policyholders under the Annuity Contracts crediting rates and renewal rates and standards of policyholder service and administration which are no less than those provided to other policyholders of annuity contracts issued, coinsured or reinsured by Purchaser or its Affiliates with respect to policies of a similar type and nature (including without limitation factors such as issue date, actual and anticipated lapse rates and surrender charge periods and other relevant features and market conditions) as the Annuity Contracts. Purchaser will use commercially reasonable efforts to include a provision substantially similar to this Section 8.5 in any agreement for the sale, transfer or bulk reinsurance of all or substantially all of the Annuity Contracts.

         Section 8.6. Repayment of Agent Balances. Within 10 days after the Closing Date, Seller shall deliver to Purchaser a schedule setting forth those producers with respect to the Annuity Contracts having a balance owed by such producers to Seller for fees or commissions relating to the Annuity Contracts, the amount and nature of such balances, the specific Annuity Contracts to which they relate, the dates such balances were incurred and all other information required by Purchaser to facilitate the recovery by Purchaser of such amounts. From and after the Closing until the Service Transfer Date, if at any time any producer identified on such schedule becomes entitled to a payment from Purchaser in connection with the sale of an Annuity Contract, such payment shall be first applied to reduce the amount of such balance and shall be paid by Purchaser to Seller (in accordance with Purchaser's normal payment cycle).

Purchaser shall provide Seller with a quarterly report of all such payments and balances pursuant to this Section 8.6.

         Section 8.7. No Inducement to Replace; Non-Twisting; Non-Churning; Non-Competition.

                  (a) In partial consideration of the payment of the Final Ceding Commission, the Parties agree that, for a period of seven years after the Closing (the "Restricted Period"), neither Seller nor any of its present or future Affiliates shall carry on or engage in, directly or indirectly, the business of selling or administering annuity contracts (a "Competing Business") in any county or city in which the Annuity Business has been conducted) or in New York State, where JANY is engaged in the business of selling and administering annuity contracts) or where Purchaser or its Affiliates conduct a similar business after the Closing Date.

                  (b) Notwithstanding the provisions of Section 8.7(a) hereof, during the Restricted Period, Seller and Houston National Life Insurance Company ("Houston") may (A) market, underwrite and sell directly or indirectly (i) policies of Houston and (ii) single premium immediate annuities of the Seller and (B) assume annually up to $200,000,000 of deferred annuities; provided, however, that (I) the aggregate of any sales made in accordance with (A) above shall not exceed $50,000,000 annually and (II) any assumptions made pursuant to
(B) above shall not exceed $200,000,000 annually; provided further, however, that the Purchaser must consent in writing to all assumptions made pursuant to
(B) above which in the aggregate will exceed $100,000,000 annually, such consent not to be unreasonably withheld; and provided further, however, that the sales and assumptions set forth in (i) and (ii) above shall be limited in amount to the minimum amount and extent reasonably necessary to (x) assure Houston and Seller each maintains its qualification as a life insurance company for federal income tax purposes and (y) to enable Houston and Seller to maintain their licenses as life insurance companies in the states in which they are licensed to do business. Clause (B) above shall not permit Seller, whether individually or in concert with others, to re-enter the Annuity Business. With respect to the assumption of deferred annuities by Seller or Houston pursuant to clause (B) of this Section 8.7(b) during the Restricted Period, Seller shall, and shall cause Houston to, offer to Purchaser the right to provide such annuities, provided Purchaser is able to provide such annuities on terms no less favorable in the aggregate to Seller or Houston, as the case may be, than those available from independent third parties. Purchaser shall have a period of 30 days to respond to each such offer. Notwithstanding the provisions of Section 8.7(a) hereof, (i) Seller may administer (A) the annuity contracts excluded from the definition of "Annuity Contracts" by the last sentence thereof, (B) direct written annuity contracts of Aristar Life Insurance Company pursuant to that service agreement between Seller and Aristar Life Insurance Company dated October 29, 1987 and (C) annuity contracts of Houston and Seller issued pursuant to the foregoing provisions of this 8.7(b), and (ii) Seller may market annuity products issued by unaffiliated third parties.

                  (c) Notwithstanding the provisions of Section 8.7(a) hereof, during the Restricted Period, Seller or its Affiliates may acquire after the Closing an entity or business engaged in a Competing Business if not more than 50% of the gross revenues, computed in accordance with statutory accounting principles for insurance companies or GAAP for other companies, of such entity or business (for the fiscal year of such entity or business immediately preceding such acquisition) are derived from a Competing Business, provided that promptly



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



upon consummation of such acquisition, Seller or its Affiliate, as the case may be, shall provide to Purchaser an opportunity to negotiate to acquire such Competing Business (and Seller or such Affiliate will negotiate such sale to Purchaser in good faith) and, provided, further, if such Competing Business is not acquired by Purchaser, Seller shall not, and shall not permit any of its Affiliates to, expand the Competing Business through the sale of any annuity product and shall hold such business as a liquidating "closed block." Notwithstanding the foregoing, in no event shall the name "John Alden" or any derivation thereof, be used in connection with such Competing Business.

                  (d) The provisions of Section 8.7(a) hereof shall not apply to any Person who becomes an Affiliate of Seller after the Closing Date by virtue of an acquisition of an ownership interest in Seller or any Affiliate of Seller, if such Person was engaged in the business of selling, issuing or administering annuity contracts in the United States of America immediately prior to such acquisition, and such new Affiliate's only relationship with Seller and its Affiliates related to such Competing Business arises solely as a result of such ownership interest. Notwithstanding the foregoing, in no event (i) shall the name "John Alden" or any derivation thereof be used in connection with such business or (ii) shall Seller or its controlled Affiliates market their own annuity products. Furthermore, during the four-year period after the Closing Date, not more than 50% of the annuity products sold or marketed by Seller or its controlled Affiliates may be annuity products of such Competing Business, such New Affiliate or its Affiliates.

                  (e) Seller will refrain and will cause its present and future Affiliates, Subsidiaries and employees to refrain from causing or attempting to cause, influence or induce (or assisting any other Person in causing or attempting to cause, influence or induce) (i) any



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Policyholder to replace or terminate any Annuity Contract issued, reinsured, underwritten, or sold by Seller, in whole or in part, with products of Seller or any other Person at any time; (ii) any reinsurer to terminate or reduce any reinsurance, coinsurance, or other similar contract, or sever a relationship, with Purchaser at any time relating to annuity contracts; or (iii) any agent (including without limitation any insurance agent) to resign or sever or reduce a relationship with Purchaser at any time relating to annuity contracts. Seller will not participate as principal or agent in any transfer involving a "Section 1035" exchange or replacement of any Annuity Contract.

                  (f) Seller acknowledges that the covenants of Seller set forth in this Section 8.7 are an essential element of this Agreement and that, but for the agreement of Seller to comply with these covenants, Purchaser would not have entered into this Agreement. Seller acknowledges that each of the covenants of Seller set forth in this Section 8.7 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by Purchaser.

                  (g) Seller recognizes and agrees that a breach by Seller or any of its Affiliates of any provision of this Section 8.7 could cause irreparable harm to Purchaser, that Purchaser's remedies at law in the event of such breach or threatened breach could be inadequate, and that, accordingly, in the event of such breach or threatened breach, Purchaser shall be authorized to seek a restraining order or injunction or both against Seller or any such Affiliate, in addition to any other rights and remedies which are available to Purchaser.

                  (h) If the provisions of this Section 8.7 are more restrictive, as to duration, geographic limitations or scope, than permitted by the Laws of any jurisdiction in which



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



Purchaser seeks enforcement hereof, it shall be limited to the extent required to permit enforcement under such Laws. In particular, the parties intend that, to the extent appropriate to permit the enforcement hereof, the covenants contained in this Section 8.7 shall be construed as a series of separate and divisible covenants, one for each county and city in which the Annuity Business has been carried on and in which Purchaser conducts a similar business after the Closing Date. Except for geographic coverage, each such separate covenant shall be deemed identical in all respects. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this section, then such unenforceable covenant shall be deemed reformed or eliminated for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         Section 8.8. Preferred Stock Divided Repayment. Within 30 days after receipt by Purchaser, Purchaser shall remit to Seller, by wire transfer of immediately available funds, the portion of any dividend or dividends undeclared as of the Closing Date received by Purchaser after the Closing Date on preferred stock (or similar instrument) included in the Closing Date Portfolio Securities which relate to the period up to and including the Closing Date. Each such payment shall be accompanied by interest calculated at a rate equal to the three month LIBOR rate plus 25 basis points on the amount of such payment from the date receipt by the Company through the date on which such amount is actually paid.

                  Section 8.9. Policyholder Consents. Promptly after the Closing, Purchaser shall (i) distribute to policyholders of Annuity Contracts notice of the transactions reflected herein and (ii) use commercially reasonable efforts to obtain Novations of all Annuity Contracts (as contemplated by Section
2.4 of the Assumption Reinsurance Agreement). Seller shall provide,



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



at Purchaser's expense, such assistance as Purchaser reasonably requests with respect to Purchaser's performance of the preceding sentence.

         Section 8.10. Current Report on Form 8-K. Seller will cooperate with Purchaser, at Seller's expense, in SunAmerica's preparation of a Current Report on Form 8-K prepared in connection with the transactions contemplated hereby; provided, however, that notwithstanding anything else contained in this Section 8.10, Purchaser shall bear any and all costs and expenses incurred by Seller's independent accountants in connection with their preparation of the GAAP financial statements of the Annuity Business. Purchaser shall use reasonable efforts to provide Seller and Seller's counsel with an opportunity to review references to Seller contained in such filing.

                                    ARTICLE 9

                              TERMINATION; SURVIVAL

         Section 9.1. Termination of Agreement. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated:

                  (a) at any time prior to the Closing, by mutual written consent of Seller and Purchaser;

                  (b) by written notice by Purchaser to Seller if there has been a material breach by Seller of any of the representations, warranties, agreements or covenants of Seller set forth herein which is not subject to cure prior to the Closing, or a failure of any other condition not subject to cure prior to the Closing to which the obligations of Purchaser are subject;



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



                  (c) by written notice by Seller to Purchaser if there has been a material breach by Purchaser of any of the representations, warranties, agreements or covenants of Purchaser set forth herein which is not subject to cure prior to the Closing, or a failure of any other condition not subject to cure prior to the Closing to which the obligations of Seller are subject;

                  (d) at any time after April 30, 1997 (the "Termination Date") and prior to the Closing, by Purchaser by written notice to Seller, if (A) the Closing shall not have been consummated on or before the Termination Date and
(B) the failure to consummate the Closing on or before the Termination Date did not result from the failure by Purchaser to perform or comply with any covenant or agreement contained in this Agreement required to be performed or complied with prior to the Closing by Purchaser;

                  (e) at any time after the Termination Date and prior to the Closing, by Seller by written notice to Purchaser, if (i) the Closing shall not have been consummated on or before the Termination Date and (ii) the failure to consummate the Closing on or before the Termination Date did not result from the failure by Seller to perform or comply with any covenant or agreement contained in this Agreement required to be performed or complied with prior to the Closing by Seller; or

                  (f) subject to Section 8.2 hereof, by written notice to Purchaser or Seller to the other, at any time after a Governmental Entity having jurisdiction over Purchaser or Seller has notified such Party that it will not provide an approval, consent or Order necessary for the terminating Party to consummate the transactions contemplated by this Agreement or the



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



Ancillary Agreements and the Parties cannot subsequently procure such approval, consent or Order using their respective commercially reasonable efforts.

         Section 9.2. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement shall terminate without further liability of either Party to the other; provided that the obligations of the Parties contained in
Section 8.3 (Expenses), Article 11 (Confidentiality) and Article 12 (Miscellaneous) shall survive any such termination. A termination under Section
9.1 shall not relieve any Party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                   ARTICLE 10

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 10.1. Survival of Representations. (a) The representations and warranties of Purchaser set forth in Article 4 hereof shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby for a period of 21 months following the Closing Date; provided, however, that the representations contained in Sections
4.1 (Organization, Standing and Authority of Seller), and 4.2 (Authorization) shall survive until the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive).

                  (b) The representations and warranties of Seller set forth in
Article 3 hereof shall survive the execution, delivery and performance of this Agreement and the consummation



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



of the transactions contemplated hereby for a period of 21 months following the Closing Date; provided, however, that the representations contained in Sections
3.1 (Organization, Standing and Authority of Seller), 3.2 (Authorization), 3.8 (Annuity Contracts) (paragraph (i) only) and 3.15 (Purchased Assets) shall survive until the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) and the representations and warranties contained in Section 3.22 (Mortgage Loans) (paragraph (g) only) will survive until the fifth anniversary of the Closing Date

                  (c) No Action may be commenced by any Person with respect to any claim arising out of or relating to such warranties or representations after the expiration of the period for which such representations and warranties shall survive pursuant to this Section 10.1 (the "Applicable Survival Period"); provided, however, that, subject to this Article 10, any Person shall have the right to commence a suit, action or proceeding after the expiration of the Applicable Survival Period with respect to claims arising out of or relating to such representations and warranties which shall have been asserted by such Person under Section 10.4 hereof before the expiration of the Applicable Survival Period.

         Section 10.2. Indemnification by Purchaser.

                  (a) Subject to Sections 10.1, the following provisions of this
Section 10.2 and 10.4 hereof, Purchaser shall indemnify Seller and its Affiliates (collectively, the "Seller Group") for, and shall hold it harmless from, any and all damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses (including, without limitation, reasonable legal, accounting and other professional expenses) ("Liabilities") asserted against or incurred or sustained by the Seller Group relating



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



to, associated with or arising out of (i) any breach by Purchaser of any covenant or agreement contained in this Agreement applicable to Purchaser, (ii) any breach by Purchaser of any of the warranties or representations of Purchaser set forth in Article 4 of this Agreement, (iii) any of the Assumed Liabilities or (iv) the conduct of the Annuity Business by Purchaser or the ownership, leasing or use of the Purchased Assets by Purchaser during the period after the Closing; provided, however, that notwithstanding anything contained in this
Section 10.2(a) to the contrary, Purchaser shall not be obligated hereunder to indemnify the Seller Group for, or to hold the Seller Group harmless from, any Liabilities under this Section 10.2(a) to the extent that Seller is obligated to indemnify Purchaser in respect of the same Liabilities pursuant to Section 10.3 hereof.

                  (b) The Seller Group shall be entitled to indemnification under Section 10.2(a)(ii) hereof only when the aggregate amount of all Liabilities with respect to which the Seller Group would otherwise be entitled to indemnification under Section 10.2(a)(ii) hereof and Sections 9.2(a)(ii) and 9.2(b) under the JANY Stock Purchase Agreement exceed $1.5 million. In addition, as soon as practicable after such Liabilities exceed $1.5 million, Purchaser shall pay to Seller $750,000. In no event shall the amount payable by Purchaser and its Affiliates to the Seller Group pursuant to Section 10.2(a)(ii) hereof and Sections 9.2(a)(ii) and 9.2(b) of the JANY Stock Purchase Agreement exceed $240,000,000.

                  (c) If any event shall occur or circumstance shall exist which would otherwise entitle the Seller Group to indemnification hereunder, Liabilities shall be deemed reduced to the extent of any proceeds (other than (i) proceeds from self-insurance and (ii) proceeds under experience-rated insurance policies the premiums for which would be increased by reason of the



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



filing of a claim thereunder with respect to such Liability) actually recovered, net of the cost of such recovery, by the Seller Group from any third party (including, without limitation, any insurance company) with respect thereto. In furtherance of the immediately preceding sentence, Seller agrees to, and to cause its Affiliates to, (i) in good faith, diligently seek recovery, at its or their own expense, all such proceeds from all third parties with respect to all Liabilities with respect to which it or they make or may make a claim for indemnification hereunder and (ii) keep Purchaser fully and promptly informed of all material matters related thereto.

                  (d) To the extent that the undertakings set forth in Section 10.2(a) hereof may be unenforceable, Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Liabilities incurred by the Seller Group.

         Section 10.3. Indemnification by Seller.

                  (a) Subject to Sections 10.1, the following provisions of this
Section 10.3 and 10.4 hereof, Seller shall indemnify Purchaser and its Affiliates (collectively, the "Purchaser Group") for, and shall hold it harmless from, any and all Liabilities asserted against or incurred or sustained by Purchaser Group relating to, associated with or arising out of: (i) any breach by Seller of any covenant or agreement contained in this Agreement by Seller,
(ii) any breach by Seller of any of the warranties or representations set forth in Article 3 of this Agreement (other than Section 3.22(g) hereof), (iii) any Excluded Liability or Extra Contractual Obligation or (iv) any Liability related to the Annuity Contracts or the Annuity Business, or the ownership, leasing or use of the Purchased Assets prior to the Closing Date, regardless of whether at the time of the Closing such Liabilities were (A) foreseen or unforeseen, (B) known or unknown,



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



(C) existing or arose in the future, (D) fixed or contingent, (E) matured or unmatured, (F) asserted before or after the Closing Date or (G) reflected in any of the Schedules attached hereto, other than Assumed Liabilities.

                  (b) Subject to Section 10.1, the following provisions of this
Section 10.3 and 10.4 hereof, Seller shall indemnify the Purchaser Group for, and shall hold it harmless from, (i) one-half of any and all Liabilities up to an aggregate of $3,000,000 (i.e., $1.5 million of the first $3.0 million)and
(ii) any and all Liabilities in excess of $3,000,000 asserted against or incurred or sustained by the Purchaser Group relating to, associated with or arising out of any breach of the representations and warranties of Seller set forth in Section 3.22(g) hereof and Sections 2.32(g) and 2.18(b) of the JANY Stock Purchase Agreement (without giving effect to the knowledge and materiality qualifiers set forth therein).

                  (c) The Purchaser Group shall be entitled to indemnification under Section 10.3(a)(ii) hereof and 9.3(a)(ii) and 9.3(a)(iii) under the JANY Stock Purchase Agreement, only when the aggregate amount of all Liabilities with respect to which the Purchaser Group would otherwise be entitled to indemnification under Section 10.3(a)(ii) hereof and 9.3(a)(ii) and 9.3(a)(iii) under the JANY Stock Purchase Agreement exceed $1.5 million. In addition, as soon as practicable after such Liabilities exceeds $1.5 million, Seller shall pay to Purchaser $750,000. In no event shall the amount payable by Seller and its Affiliates to the Purchaser Group pursuant to Section 10.3(a)(ii) hereof and 9.3(a)(ii) and 9.3(a)(iii) under the JANY Stock Purchase Agreement exceeds $240,000,000.

                  (d) If any event shall occur or circumstance shall exist which would otherwise entitle the Purchaser Group to indemnification hereunder, Liabilities shall be deemed reduced



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



to the extent of any proceeds (other than (i) proceeds from self-insurance and (ii) proceeds under experience-rated insurance policies the premiums for which would be increased by reason of the filing of a claim thereunder with respect to such Liability) actually recovered, net of the cost of such recovery, by the Purchaser Group from any third party (including, without limitation, any insurance company) with respect thereto. In furtherance of the immediately preceding sentence, Purchaser agrees to, and to cause its Affiliates to, (i) in good faith, diligently seek recovery, at its or their own expense, all such proceeds from all third parties with respect to all Liabilities with respect to which it or they make or may make a claim for indemnification hereunder and (ii) keep Seller fully and promptly informed of all material matters related thereto.

                  (e) To the extent that the undertakings set forth in Section 10.3(a) hereof may be unenforceable, Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Liabilities incurred by the Purchaser Group.

         Section 10.4. Indemnification Procedure.

                  (a) Within a reasonable time after obtaining knowledge thereof, a Person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Liability which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"); provided, however, no failure or delay in giving any such Notice of Claim shall relieve the Indemnitor of its obligations except, and only to the extent, that it is prejudiced thereby. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Liability. The Indemnitor shall perform its



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



indemnification obligations in respect of a Liability described in a Notice of Claim under Sections 10.2 or 10.3 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim.

                  (b) The Indemnitor shall inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Liability or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Liability. If the Indemnitor fails to perform its obligations under this Section 10.4, or if the Indemnitor shall have informed the Indemnitee in writing in that the Indemnitor does not have an indemnification obligation hereunder in respect of such Liability, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Liability, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith.

                  (c) The Indemnitor shall have the right and obligation, in good faith and at its own cost and expense, to cure, remediate, mitigate, remedy or otherwise handle any event or circumstance which gives rise to a Liability in respect of which a Notice of Claim has been given (including events and circumstances which can be cured, remediated, mitigated or



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



remedied through the expenditure of money and events and circumstances which give rise to a Liability which can be measured in terms of money), regardless of the nature of such Liability. Such right and obligation shall include, without limitation, (i) the right to investigate any such event or circumstance, and
(ii) the right to defend, contest or otherwise oppose any third party claim, demand, suit, action or proceeding related to such event or circumstance with legal counsel selected by it. The exercise of such right and performance of such obligation shall not constitute an admission or agreement by Indemnitor that it has an indemnification obligation hereunder in respect of such Liability. If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise.

                  (d) The Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this Section 10.4, the Indemnitee shall (i) at Indemnitor's cost and expense, cooperate in all reasonable ways with, make its and its Affiliates' relevant files and records available for inspection and copying by, make its and its Affiliates' employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor.



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



The Indemnitee shall have the right (i) to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon if such settlement is solely a cash settlement (A) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (B) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise, or (ii) to assume, at any time by giving written notice to that effect to the Indemnitor, the cure, mitigation, remediation, remedy or other handling of such event or circumstance and the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account whereupon the Indemnitor shall be released from any and all liability with respect to such event or circumstance and such third party action, demand, claim, suit or proceeding.

                  (e) After the Closing, each Party shall take all commercially reasonable actions which may be necessary to enable the other Party to exercise its rights and perform its obligations under this Section 10.4.

                  (f) Notwithstanding anything contained herein to the contrary, each Party shall use, and shall cause its Affiliates to use, commercially reasonable efforts to mitigate any and all damages, losses, liabilities, costs and expenses in respect of which it may be entitled to indemnification hereunder.



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                                   ARTICLE 11

                          PUBLICITY AND CONFIDENTIALITY

         Section 11.1. Publicity. Neither Party, shall or shall permit its Affiliates to, issue any publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such publicity, release or announcement by the other; provided, however, that no such approval shall be required when such publicity, release or announcement is required by (i) applicable Law, (ii) applicable rules or regulations of, or any listing agreement with, a national or foreign stock exchange or the Automated Quotation System maintained by the National Association of Securities Dealers, Inc. or (iii) any Order of any court, arbitrator or Governmental Entity of competent jurisdiction; and, provided further, that, prior to issuing any publicity, release or announcement without such prior written approval, the Party issuing or whose Affiliate is issuing such publicity, release or announcement shall have given reasonable prior notice to the other Party of such intended issuance and, if requested by the other Party, shall have used reasonable efforts at such other Party's cost and expense to obtain a protective order or similar protection for the benefit of the other Party. In addition, with the prior written consent of the Parties, not to be unreasonably withheld, CS First Boston and Goldman Sachs & Company each may cause to be published such tombstone advertisements with respect to the transactions contemplated by this Agreement as it shall deem appropriate. Nothing contained herein shall prevent the communication of information with any Governmental Entity or any agency or other organization which rates the financial solvency or claims-paying ability of Seller or Purchaser, including without limitation, A.M. Best Company, Inc., Duff & Phelps, Standard



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& Poor's Corporation and Moody's Investors Services, Inc. or state insurance departments or other regulatory bodies.

         Section 11.2. Confidentiality.

                  (a) All data, reports, records and other information of any kind received by a Party or its Affiliates or Representatives (such Party being hereinafter referred to as the "Receiving Party") from the other Party or its Affiliates or Representatives (such other Party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not use (and shall not permit its Affiliates or Representatives to use) Confidential Information for its own (or their own) benefit and shall use commercially reasonable efforts (and shall cause its Affiliates, directors, officers and employees to use commercially reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its Affiliates or Representatives is required to disclose Confidential Information by or to any court, arbitrator or Governmental Entity of competent jurisdiction, the Receiving Party shall, prior to such disclosure, promptly notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its own cost and expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

                  (b) The restrictions set forth in Section 11.2(a) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the Parties or their respective



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Affiliates or Representatives, (ii) necessary by a Party or its Affiliates in connection with exercising its or their rights or performing its or their duties or obligations under this Agreement, the Ancillary Agreements or the other agreements described in clause (i) of this sentence, (iii) contemplated by the last two sentences of Section 11.2(a) hereof or (iv) that the Receiving Party can demonstrate such Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality, (C) is independently developed after the time of receipt as shown by dated written records or (D) was already possessed at the time of receipt as shown by prior dated written records.

                  (c) For the purposes of this Section 11.2, (i) information which is specific shall not be deemed to be within an exception set forth in
Section 11.2(b) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in Section 11.2(b) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), sent



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



by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile (with a copy of such notice or other communication and a confirmation of transmission sent by certified, registered or express mail, postage prepaid and return receipt requested no later than the close of business on the next business day following such transmission) and shall be addressed as follows:

                  when Purchaser is to be notified:

                            SunAmerica Life Insurance Company
                            1 SunAmerica Center, Century City
                            Los Angeles, California 90067-6022
                            Attention: General Counsel
                            Facsimile No.: (310) 772-6574

                  with a copy to:

                            SunAmerica Life Insurance Company
                            1 SunAmerica Center, Century City
                            Los Angeles, California 90067-6022
                            Attention:  Controller
                            Facsimile No.: (310) 772-6684

                  and

                            O'Melveny & Myers
                            1999 Avenue of the Stars
                            Suite 700
                            Los Angeles, California 90067
                            Attention:  Robert D. Haymer, Esq.
                            Facsimile No.: (310) 246-6779

                  when Seller is to be notified:

                            John Alden Life Insurance Company
                            7300 Corporate Center Drive
                            Miami, Florida  33126-1223
                            Attention:  General Counsel
                            Facsimile No.: (305) 715-1342

                  With copies to:

                            John Alden Financial Corporation
                            7300 Corporate Center Drive
                            Miami, Florida 33126-1223
                            Attention:  General Counsel
                            Facsimile No.: (305) 715-1497

                            Kelley Drye & Warren LLP
                            Two Stamford Plaza
                            281 Tresser Boulevard
                            Stamford, Connecticut  06901
                            Attention:  Jay R. Schifferli, Esq.
                            Facsimile No.:  (203) 327-2669

A Party may, by notice given in accordance with this Section 12.1 to the other Party, designate another address or Person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section
12.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

         Section 12.2. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the JANY Stock Purchase Agreement, the Annex, the Exhibits and the Schedules attached hereto (the "Transaction Agreements")) contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings, whether written or oral, by or between the

Parties with respect to the subject matter hereof. Except for the representations and warranties expressly set forth in the Transaction Agreements, Purchaser disclaims reliance upon (i) any representations, warranties or guarantees (whether express or implied and whether oral or written) by Seller, JANY or any of their Affiliates or any of their respective Affiliates' Representatives (including, without limitation, any projections of future sales, revenues, expenses or earnings and any statements regarding the prospects of the Annuity Business as presently conducted by Seller) or (ii) any other information with respect to the Annuity Business, the Purchased Assets, Seller, JANY or their industry provided by or on behalf of them. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery executed or delivered at the Closing pursuant to this Agreement shall amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein. Nothing contained in the Transaction Agreements or in any of the Schedules hereto or thereto or in any of the other agreement contemplated hereby or thereby shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates of liability to third parties, whether under Laws or otherwise, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any Law.

         Section 12.3. Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of or approval under, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.



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



         Section 12.4. Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise of part of any Party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         Section 12.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each Party consents and submits to the non-exclusive personal jurisdiction of any federal court in the State of Delaware in respect of any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award under Section 12.10 hereof. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in federal court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

         Section 12.6. Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Seller nor Purchaser shall assign any of its rights or delegate any of its duties hereunder, (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto, except that Purchaser may assign its rights and obligations under this Agreement to any of its Affiliates provided Purchaser shall remain liable for its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

         Section 12.7. Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         Section 12.8. Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         Section 12.9. Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties.

         Section 12.10. Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between Seller and Purchaser arising under or which are related to this Agreement (other than proceedings for the sole purpose of injunctive relief) upon which an amicable understanding cannot be reached within 30 days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The Arbitrators provided for herein shall construe this Agreement in light of the prevailing custom and practices for acquisition transactions of a similar nature. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within 90 days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within 15 days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within 15 days thereafter agree on a single arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within 30 days after their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within 45 days after the final hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses, and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New York, New York, unless otherwise agreed between the Parties.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                       SUNAMERICA LIFE INSURANCE COMPANY

                                       By: /s/ Jay S. Wintraub
                                            --------------------------------
                                           Name:  Jay S. Wintraub
                                           Title: Executive Vice President


                                       JOHN ALDEN LIFE INSURANCE COMPANY

                                        By: /s/ Glendon E. Johnson
                                            --------------------------------
                                            Name:  Glendon E. Johnson
                                            Title: Chief Executive Officer

                                     ANNEX A

         The following terms are defined in the following Sections.

DEFINED TERM                                                                                                SECTION
------------                                                                                                -------

Administrative Services Agreement                                                                               1.5
Agreement                                                                                              Introduction
Ancillary Agreements                                                                                            1.5
Annuity Business                                                                                       Introduction
Antitrust Division                                                                                              5.4
Applicable Survival Period                                                                                     10.1
Assigned Contracts                                                                                              1.2
Assignment and Assumption Agreement                                                                             1.5
Assumed Liabilities                                                                                             2.1
Assumption Reinsurance Agreement                                                                                1.5
Bill of Sale                                                                                                    1.5
Books and Records                                                                                               1.2
Capital Loss                                                                                                    1.3
Capital Gain                                                                                                    1.3
Ceding Commission                                                                                               1.3
Closing Date Adjustments                                                                                        1.3
Closing Date Ceding Commission                                                                                  1.3
Closing                                                                                                         1.1
Closing Date                                                                                                    1.1
Code                                                                                                            3.8
Competing Business                                                                                              8.7
Confidential Information                                                                                    11.2(a)
Continuing Employees                                                                                            8.4
Delivering Party                                                                                            11.2(a)
Dividend Declaration Date                                                                                       8.8
Estimated Closing Date Statement                                                                                1.3
Excluded Transactions                                                                                           1.3
Final Closing Adjustments                                                                                       1.7
Final Closing Date Statement                                                                                    1.7
FTC                                                                                                             5.4
Houston                                                                                                         8.7
HSR Act                                                                                                         3.5
Indemnitee                                                                                                  10.4(a)
Indemnitor                                                                                                  10.4(a)
Indemnity Reinsurance Agreement                                                                                 1.5
Independent Party                                                                                               1.7
Interim John Alden Financial Statements                                                                        3.25

Interim SunAmerica Financial Statements                                                                         4.7
JANY Stock Purchase Agreement                                                                          Introduction
JANY Stock                                                                                             Introduction
JANY                                                                                                   Introduction
John Alden                                                                                                     3.25
Liabilities                                                                                                 10.2(a)
License Agreement                                                                                               1.5
Liens                                                                                                           3.4
Net Cash Flows                                                                                            1.3(c)(i)
NOLHGA                                                                                                          2.2
Notice of Claim                                                                                             10.4(a)
Oxford Agreement                                                                                               5.11
Oxford Annuity Contracts                                                                                       5.11
Oxford Put                                                                                                     5.11
Parties                                                                                                Introduction
Party                                                                                                  Introduction
Permits                                                                                                         3.4
Permitted Mortgage Liens                                                                                       3.22
Policy Loans                                                                                                    1.2
Portfolio Securities                                                                                            1.2
Purchased Assets                                                                                                1.2
Purchaser                                                                                              Introduction
Purchaser Financial Statements                                                                                  4.7
Purchaser Group                                                                                             10.3(a)
Purchaser's Opinion                                                                                             1.5
Receiving Party                                                                                             11.2(a)
Reinsurance Premium                                                                                             1.2
Rejected Mortgage                                                                                               1.2
Reserve Liabilities                                                                                            3.17
Restricted Period                                                                                               8.7
Seller                                                                                                 Introduction
Seller Group                                                                                                10.2(a)
Seller's Opinion                                                                                                1.5
SunAmerica                                                                                                      4.7
SunAmerica Financial Statements                                                                                 4.7
Termination Date                                                                                                9.1
Third Party Administration Agreements                                                                          3.25
Transition Services Agreement                                                                                   1.5
Transaction Agreements                                                                                         12.2
Trust Agreement                                                                                                 1.5
Trustee                                                                                                         1.5

         "Accrued and Unpaid Investment Income" means the aggregate accrued but unpaid interest through and including the Closing Date on bonds, mortgages and other interest bearing instruments included in the Closing Date Portfolio Securities plus accrued but unpaid interest through and including the Closing Date on any and all Policy Loans related to the Policy Loan Balance plus declared but unpaid dividends on Preferred Stock.

         "Action" means any action, claim, complaint, cause of action, arbitration, petition, investigation, suit or administrative or other proceeding, whether civil or criminal, at law or in equity, before any court, arbitrator or Governmental Entity.

         "Adjusted Capital and Surplus of JANY" means, as of the Closing Date, capital and surplus plus asset valuation reserves of JANY as shown on lines 38,
11.4 and 24.1 of page 3 of the 1995 Annual Statement of JANY, calculated as of the Closing Date in a manner consistent with such calculation at year end.

         "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "control" (and its derivative terms "controlled," "controls," etc.) shall mean the power and right to direct the management and policies of another Person, whether by ownership of voting securities, the ability to elect a majority of the board of directors or other managing board or committee, management contract, or otherwise.

         "Annuity Contracts" means all policies described on Schedule 3.8(a) attached hereto. Annuity Contracts as used in this Agreement is intended to refer to all single premium deferred annuity policies, flexible premium deferred annuity policies, single premium immediate annuity policies, supplementary contracts and guaranteed investment contracts included in the Annuity Business which are in-force as of the Closing Ledger Date, as well as any riders providing for other supplemental benefits, and all supplements, endorsements, riders and ancillary agreements in connection therewith and specifically includes without limitation (i) all lapsed Annuity Contracts that are reinstated and (ii) any supplemental benefits arising out of the Annuity Contracts. Notwithstanding anything to the contrary in this Agreement, "Annuity Contracts" shall not include (i) any policy for which the reserves or applicable premiums are not actually transferred to Purchaser, (ii) any policy not described in
Schedule 3.8(b) attached hereto, (iii) Annuity Contracts issued on or prior to April 1, 1978, (iv) single premium immediate annuities and supplementary contracts involving life contingencies, (v) universal life flexible premium deferred annuity riders, (vi) annuity policies assumed by Seller from Aristar Life Insurance Company and (vii) if the Oxford Put is implemented pursuant to
Section 5.10 hereof, the Oxford Annuity Contracts. For purposes of the representations and warranties of Seller set forth in Article 3 hereof, the term "Annuity Contracts" shall be deemed to include policies described on Schedule 3.8(a) attached hereto sold after the Closing Ledger Date and on or prior to the Closing Date or which terminated after the Closing Ledger Date and on or prior to the Closing Date.

         "Book Value" means book value computed in accordance with SAP, without marking to market and without including Accrued and Unpaid Investment Income.

         "Business Day" means any day on which banks and other financial institutions are not required to be closed pursuant to applicable Laws in any of New York, New York, Los Angeles, California and Miami, Florida.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

         "Closing Date Portfolio Securities" means the cash, securities, mortgage loans and other assets of Seller identified on Schedule 1.2(a)(i) attached hereto (which Schedule also sets forth the Book Value of each such asset as of October 21, 1996) (the "October 21 Portfolio Securities"), (i) less the Rejected Mortgages, (ii) less any such assets which have been sold before the Closing Date with the approval of Purchaser in accordance with Section 5.1(c)(i) hereof, (iii) less any October 21 Portfolio Securities that have matured or been redeemed in accordance with their terms between October 21, 1996 and the Closing Date.

         "Closing Ledger Date" means the 21st day of the month in which the Closing occurs or, if such day is not a Business Day, on the next preceding Business Day.

         "Combined Reserve Liabilities" means the Reserve Liabilities for Annuity Contracts plus all reserves with respect to JANY's Insurance Contracts (as defined in the JANY Stock Purchase Agreement), in the aggregate.

         "Commercially reasonable efforts" when used with respect to any Party, means the reasonable efforts of such Party without the requirement that such Party incur any extraordinary out-of-pocket expenses, incur any other unanticipated burden or commence or pursue any action, suit or proceeding.

         "Environmental Laws" means any Law pertaining to health, industrial hygiene or the environmental condition on or under any property including, without limitation, CERCLA and the Toxic Substance Control Act, and the rules and regulations thereunder.

         "Excluded Liabilities" means (i) all liability for premium taxes arising on account of premiums paid on or prior to the Closing Ledger Date with respect to the Annuity Contracts, (ii) all liability for commission payments and other fees or compensation payable with respect to the Annuity Contracts to or for the benefit of brokers and agents and other distribution sources, to the extent that such amounts are based on premiums paid on or prior to the Closing Ledger Date, (iii) trailer commissions (which are based upon account values) accruable on or prior to the Closing Ledger Date and (iv) all Guaranty Fund Assessments imposed as a result of a conservatorship or other insolvency proceeding commenced on or prior to the Closing Date with respect to the Annuity Contracts.

         "Excluded Transactions" means with respect to the June 21 Portfolio Securities the sale or assignment of such Portfolio Securities which resulted in
(i) $1,174,000 of capital losses on bonds, (ii) $1,072,000 in capital gains on bonds, (iii) $3,107,000 of losses due to mortgage write downs and sales, and (iv) $161,000 of gains on mortgage prepayments, as set forth on the Schedule attached hereto entitled "Excluded Transactions."

         "Execution Date" means the date of this Agreement.

         "Extra Contractual Obligations" means all liabilities (i) for compensatory, consequential, exemplary, punitive or similar damages which directly relate to any alleged or actual act, error, omission, fraud or misrepresentation by Seller, any of its Affiliates or any of its or its Affiliates' officers or employees, whether intentional or otherwise, prior to the Closing Date, or (ii) from any actual or alleged reckless conduct or bad faith by Seller, any of its Affiliates or any of its or its Affiliates' officers or employees in connection with Seller's handling of any claim under any of the Annuity Contracts or in connection with the issuance, offer, sale, delivery, cancellation or administration by Seller or any of its Affiliates or any of its or its Affiliates' officers or employees of any of the Annuity Contracts or
(iii) in connection with any acceleration of the benefits under the Annuity Contracts or any claims for the present value of the Annuity Contracts, in either case, in connection with rehabilitation, liquidation, receivership or other similar proceedings filed against Seller.

         "Final Closing Net Assets" means the sum of (i) the Book Value of the Closing Date Portfolio Securities as of the Closing Date as set forth on the Final Closing Date Statement, (ii) any cash deposited in the Trust pursuant to
Section 1.2(c) hereof and (iii) the Policy Loan Balance as set forth on the Final Closing Date Statement, which sum will be (x) increased by any amount paid by Seller pursuant to Section 1.3(d)(i) hereof or (y) decreased by the amount paid by Purchaser pursuant to Section 1.3(d)(ii) hereof.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental Entity" means any agency, administrative division or department (or administrative subdivision), commission, regulatory authority (including without limitation any insurance regulatory authority), taxing or administrative authority, court or other judicial body, legislature of the government of the United States or any state, city, municipality, county, town, district or other political subdivision thereof or any state, city, municipality, county, town, district or other political subdivision thereof or any quasi-governmental entity, including, without limitation, the employees or agents thereof.

         "Hazardous Substance" means (i) any and all substances defined as "hazardous substances," "extremely hazardous substances," "toxic substances," "hazardous waste," "hazardous materials" or "infectious waste" for purposes of CERCLA or any other Environmental Law and (ii) any petroleum or petroleum-based products.

         "Insurance Liabilities" means only the contractual liabilities and obligations of Seller arising under the Annuity Contracts, as evidenced by the written policy forms and riders, and no other liabilities whatsoever. Without limiting the foregoing, Insurance Liabilities shall not include Excluded Liabilities or any Extra Contractual Obligations.

         "June 21 Portfolio Securities" means the cash, securities, mortgage loans and other assets identified on Schedule 1.2(a)(i) as of June 21, 1996.

         "Laws" means any and all federal, state or local statutes, laws, ordinances, rules and regulations.

         "Loan Documents" means the Mortgage Note, the Mortgage and any and all other agreements, certificates, documents or instruments in Seller's possession or under its control relating to the origination, closing and modification of a Mortgage Loan, including without limitation any related assignment of rents, security agreement, UCC financing statement, guaranty, letter of credit, pledge agreement, loan agreement or other instrument creating a security interest in, and Lien upon, real and/or personal property.

         "Market Value" means (i) with respect to any publicly traded security, the last reported sales price on the business day immediately preceding the date on which such valuation is being made, (ii) with respect to other (private) securities, the value estimated using publicly quoted market prices for similar securities, as identified by Seller, increased by 30 basis points and (iii) with respect to mortgages, the GAAP book value per Seller's financial statements.

         "Material Adverse Effect" means any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on (i) the assets, business, financial position or results of operations of the Annuity Business, the Annuity Contracts or the Purchased Assets or (ii) the ability of Seller to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided that "Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in Laws, or interpretations thereof by any Governmental Entity, relating to or affecting the Annuity Business and (ii) changes in GAAP or SAP.

         "Material Adverse Effect on Purchaser" means any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on (i) the business, financial position or results of operations of Purchaser (either before or after the Closing and the closing under the JANY Stock Purchase Agreement) or (ii) the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided that "Material Adverse Effect on Purchaser" shall be deemed to exclude the impact of (i) changes in Laws or interpretations thereof by any Governmental Entity relating to or affecting the business of Purchaser and (ii) changes in GAAP or SAP.

         "Mortgage" means the mortgage, deed of trust or other instrument (and all modifications thereto) creating a lien on real property described therein or on the tenant's interest under a ground lease of real property described therein, in either case securing a Mortgage Note.

         "Mortgage Loan" means any individual mortgage loan that is identified on the Mortgage Loan Schedule.

         "Mortgage Loan Principal Balance" means, with respect to any Mortgage Loan, the unpaid principal balance as of the date specified in the Mortgage Loan Schedule.

         "Mortgage Loan Schedule" means the list of Mortgage Loans subject to this Agreement and identified on Schedule 3.22(a) attached hereto, which schedule sets forth the following information with respect to each Mortgage Loan as of the date specified therein.

                  (i)       the Mortgage Loan numbers;

                  (ii) the name of the mortgagor and the name or address of the Mortgaged Property;

                  (iii)     the Mortgage Loan Principal Balance;

                  (iv)      lien priority of the Mortgage;

                  (v)       the maturity date; and

                  (vi)      the current interest rate.

                  (vii) the Mortgage Loan Status (current, litigation, bankruptcy, tax plans, etc.).

         "Mortgage Note" means the note or other evidence of the indebtedness under a Mortgage Loan.

         "Mortgaged Property" means the land and improvements that secure a Mortgage, which in the case of a leasehold mortgage shall mean the tenant's interest in the real property underlying the ground lease or, where the context so requires, the real property underlying the ground lease.

         "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

         "Other Liabilities" means (i) all liability for premium taxes arising on account of premiums paid to Purchaser with respect to the Annuity Contracts after the Closing Ledger Date, (ii) all liability for commission payments and other fees or compensation payable with respect to the Annuity Contracts to or for the benefit of brokers and agents and other distribution sources, to the extent that such amounts are based on premiums paid to Purchaser after the Closing Ledger Date, (iii) trailer commissions (which are based upon account values) accruable after the Closing Ledger Date and (iv) all Guaranty Fund Assessments imposed as a result of



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



conservatorship or other insolvency proceedings commenced subsequent to the Closing Date with respect to the Annuity Contracts.

         "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

         "Policyholders" means, as applicable, the beneficiaries under, or policyholders with respect to, or owners of, the Annuity Contracts, or any other Person entitled to payment with respect to the Annuity Contracts.

         "Policy Loan Balance" means the aggregate outstanding principal amount of all Policy Loans as of a date of calculation (other than the Policy Loans associated with the Oxford Annuity Contracts in the event the Oxford Put is implemented).

         "Qualified Investments" means (A) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States; (B) demand deposits with (1) any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least "P-1" (or the then equivalent grade) by Moody's and "A-1" (or the then equivalent grade) by S&P, is organized under the Laws of the United States or any State thereof and is rated "TBW-1" or the equivalent or better by Thomson BankWatch or any other nationally recognized agency or, (2) a United States branch or agency of any commercial bank organized under the Laws of any Organization for Economic Cooperation and Development member country (as of the Execution Date of this Agreement) which is rated "TBW-1" or the equivalent or better by Thomson BankWatch or other internationally recognized agency; (C) commercial paper issued by any corporation rated at least P-1 or the then equivalent grade by Moody's and A-1 or the then equivalent grade by S&P;
(D) money market mutual funds (i) whose portfolio is comprised solely of (1) marketable direct obligations of the United States government or its agencies, and/or (2) bank or corporate obligations which individually meet the rating criteria stipulated in (B) or (C) above, (ii) whose total net assets exceed $1 billion and (iii) where the Seller's investment in such fund is limited to an amount not exceeding 10% of such fund's assets; or (E) such other assets as the Party receiving such Qualified Investments may expressly approve in writing.

         "Related Agreements" means the agreements providing for the payment of commissions relating to the Annuity Contracts.

         "Representatives" means, with respect to any Person, such person's Affiliates, subsidiaries, shareholders, directors, partners, joint ventures, officers, employees, agents, representatives, producers, independent contractors, consultants, lenders, brokers, finders, investment bankers, financial advisors, attorneys and accountants. Seller's Representatives



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



include without limitation CS First Boston. Purchaser's Representatives include without limitation Goldman Sachs & Company.

         "Service Transfer Date" means the date which is nine months from the Closing Date, unless an earlier date is agreed to in writing by Seller and Purchaser.

         "SAP" means the statutory accounting principals and practices, as in effect from time to time, required or permitted for life insurance companies by applicable Laws of the National Association of Insurance Commissioners and the insurance regulatory authority in the state in which the company in question is domiciled, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments, including, without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, and franchise taxes imposed by any Governmental Entity; and such term shall include any interest (through the date of payment), penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

         "Tax Returns" shall mean returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return required to be supplied to a taxing authority in respect of or relating to Taxes.



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



                                                                      EXHIBIT K

                               Loan Documentation

         With respect to each Mortgage Loan, Seller has in its possession each of the following items:

         1. A summary of the terms of the Loan as presented to and approved by Seller's loan committee.

         2. An original promissory note (or a certified copy thereof) executed by the borrower or its agent endorsed in favor of Seller showing the Participant's respective interests therein.

         3. An original recorded deed of trust or mortgage executed by the borrower or its agent with applicable exhibits and riders.

         4. An original policy of lender's title insurance and applicable endorsements.

         5. Evidence of the current Hazard Insurance Policy.

         6. Evidence of current Flood Insurance, if applicable.

         7. An original commitment letter to borrower, if available.

         8. A certificate of occupancy, if available.

         9. Credit report(s) with respect to the borrower prepared by Seller or at Seller's request, if available.

         10. Financial statements of the borrower current as of the date of the Mortgage Loan application, executed by the borrower disclosing the ability to repay the Mortgage Loan if applicable, and any updates thereof.

         11. Franchise agreements, if applicable.

         12. Partnership agreements, if applicable.

         13. Current rent rolls if available in Seller's files.

         14. An appraisal prepared for Seller executed prior to the approval of the Mortgage Loan application by persons duly appointed and qualified as appraisers by Seller's board of directors which appraisal discloses the market value of the Mortgaged Property, containing sufficient information regarding the Mortgaged Property to substantiate the appraisal.

         15. Any and all documentation evidencing release of any part of the pledged collateral, showing portion released, the consideration paid and the approval obtained.

                                                                     Exhibit L

                            Marketing Agreement Terms

         The Marketing Agreement will contain, among other things, the following terms and such other terms and conditions as may be mutually acceptable to the
Parties:

         a. John Alden shall market the following investment products of SunAmerica and its Affiliates:

                  -  SunAmerica's market value adjusted products

                  -  S&P Index Annuity

                  - at least four current John Alden products selected by John Alden that SunAmerica will refile and sell under its own name.

         b. John Alden shall continue (through the date of termination of the Transition Services Agreement) to make John Alden products available to their marketing organization. Any product sales after closing of these products will be reinsured through SunAmerica.

         c. The terms and conditions of the agreement between John Alden and SunAmerica shall be no less favorable to SunAmerica than the terms and conditions of the agreement between John Alden and North Star Marketing relating to annuity products and between any other firms that market their annuity products through NorthStar.

         d. John Alden and NorthStar will position the SunAmerica products it is marketing in a position no less prominent than other products it markets.

         e. The agreements shall have a three year term with customary termination provisions.

         Except with respect to the agreement to negotiate in good faith towards a marketing agreement, this Exhibit N is not intended to, and does not, constitute a complete statement of, or a legally binding or enforceable agreement or commitment on the part of Seller or Purchaser with respect to, the matters described herein and Seller and Purchaser agree not to assert any argument to the contrary. A marketing agreement will arise only as a result of the negotiation, execution and delivery of formal written agreements containing terms and conditions satisfactory to the Parties.